SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
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AQUA AMERICA, INC.
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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AQUA AMERICA, INC.
762 W. Lancaster Avenue
Bryn Mawr, Pennsylvania 19010
_____________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 15, 2008
_____________________________________

TO THE SHAREHOLDERS OF
AQUA AMERICA, INC.:

     Notice is hereby given that the Annual Meeting of Shareholders of AQUA AMERICA, INC. will be held at the Drexelbrook Banquet Facility & Corporate Events Center, Drexelbrook Drive and Valley Road, Drexel Hill, PA 19026 at 10:00 A.M., local time, on Thursday, May 15, 2008, for the following purposes:

1.	To elect three directors to the class of directors for terms expiring at the 2011 Annual Meeting;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accountants for the Company for 2008 fiscal year; and

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only shareholders of record at the close of business on March 24, 2008 will be entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof.

By Order of the Board of Directors,

ROY H. STAHL
Secretary
April 7, 2008

REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, AS A SHAREHOLDER YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, OR VOTE ELECTRONICALLY, THROUGH THE INTERNET OR BY TELEPHONE, BY FOLLOWING THE INSTRUCTIONS SET OUT ON THE PROXY CARD.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY
MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
MAY 15, 2008

This proxy statement and Aqua America’s Annual Report to shareholders is available at: http://ir.aquaamerica.com/.

AQUA AMERICA, INC.
762 W. Lancaster Avenue
Bryn Mawr, Pennsylvania 19010
___________________________________

PROXY STATEMENT
___________________________________

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Aqua America, Inc. (“Aqua America” or the “Company”) to be used at the Annual Meeting of Shareholders to be held Thursday, May 15, 2008 and at any adjournments thereof. This proxy statement and the enclosed proxy card are being mailed to shareholders on or about April 7, 2008.

     The cost of soliciting proxies will be paid by the Company, which has arranged for reimbursement, at the rate suggested by the New York Stock Exchange, of brokerage houses, nominees, custodians and fiduciaries for the forwarding of proxy materials to the beneficial owners of shares held of record. Directors, officers and regular employees of the Company may solicit proxies, although no compensation will be paid by the Company for such efforts.

     The proxy statement and Annual Report to Shareholders for the year ended December 31, 2007, including financial statements and other information with respect to the Company and its subsidiaries, are being mailed by standard mail, to shareholders of record as of March 24, 2008. The proxy statement and Annual Report are being sent electronically to those shareholders of record as of March 24, 2008 who requested electronic delivery of these materials. Additional copies of the Annual Report may be obtained by writing to the Company.

PURPOSE OF THE MEETING

     As the meeting is the Annual Meeting of Shareholders, the shareholders of the Company will be requested to elect three directors to hold office as provided by law and the Company’s Bylaws. The shareholders will also be requested to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accountants for the Company for the year 2008.

VOTING AT THE MEETING

     Holders of shares of the Company’s Common Stock of record at the close of business on March 24, 2008 are entitled to vote at the meeting. As of that date, there were 133,624,655 shares of Common Stock outstanding and entitled to be voted at the meeting. Each shareholder entitled to vote shall have the right to one vote on each matter presented at the meeting for each share of Common Stock outstanding in such shareholder’s name.

     The holders of a majority of the shares entitled to vote, present in person or represented by proxy at the meeting, constitute a quorum. Directors are to be elected by a plurality of the votes cast at the meeting. The affirmative vote of a majority of the votes cast by those shareholders present in person or by proxy at the meeting is required to ratify the appointment by the Audit Committee of PricewaterhouseCoopers LLP as the independent registered pubic accountants for the Company for the 2008 fiscal year. The affirmative vote of a majority of the votes cast by those shareholders present in person or represented by proxy at the meeting is required to take action with respect to any matter properly brought before the meeting on the recommendation of a vote of a majority of the entire Board of Directors. The affirmative vote of at least three quarters of the votes which all shareholders, voting as a single class, are entitled to cast is required to take action with respect to any other matter properly brought before the meeting. Shares cannot be voted at the meeting unless the holder of record is present in person or by proxy. The enclosed proxy card is a means by which a shareholder may authorize the voting of his or her shares at the meeting if they are unable to attend in person. Alternatively, you may vote electronically, over the Internet or by telephone, following the instructions set out on the proxy card. The shares of Common Stock represented by each properly executed proxy card or electronic proxy will be voted at the meeting in accordance with each shareholder’s direction. Shareholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card or electronic proxy. If the proxy card or electronic proxy is signed, but no choice has been specified, the shares will be voted as recommended by the Board of Directors. If any other matters are properly presented at the meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

     With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect, other than for purposes of determining the presence of a quorum. Abstentions may be specified for the ratification of the appointment of the independent registered public accountants, but not for the election of directors. Abstentions will be considered present and entitled to vote at the meeting, but will not be considered a vote cast for the ratification of the appointment of the independent registered public accountants and, therefore, will have no effect on the vote on such Proposal. Brokers that are member firms of the New York Stock Exchange (“NYSE”) and who hold shares in street name for customers, but have not received instructions from a beneficial owner, have the authority under the rules of the NYSE to vote those shares for which their customers do not provide voting instructions on certain routine matters. The election of directors and the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the 2008 fiscal year are considered routine matters for which brokers may vote uninstructed shares. Nonroutine matters include matters such as the approval of, and amendments to, stock plans. Therefore, if you do not give your broker instructions, your shares will not be voted on non-routine matters and may not be voted on routine matters. Proxies received from brokers with respect to shares held in street name, that are not voted by brokers, will be considered present and entitled to vote at the meeting, but will not be considered a vote cast, therefore, will have no effect on the Proposals.

     Execution of the accompanying proxy or voting electronically or by telephone will not affect a shareholder’s right to attend the meeting and vote in person. Any shareholder giving a proxy or voting electronically or by telephone has the right to revoke the proxy or the electronic or telephonic vote by giving written notice of revocation to the Secretary of the Company at any time before the proxy is voted, by executing a proxy bearing a later date, by making a later-dated vote electronically or by telephone or by attending the meeting and voting in person.

     Your proxy vote is important. Accordingly, you are asked to complete, sign and return the accompanying proxy card or vote electronically or telephonically regardless of whether or not you plan to attend the meeting.

(PROPOSAL NO. 1)

ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes. One class is elected each year to hold office for a three-year term and until successors of such class are duly elected and qualified, except in the event of death, resignation or removal. The Company is required by its Articles of Incorporation and Bylaws to maintain the size of its classes of directors as nearly equal in number as possible.

     In accordance with the Company’s Corporate Governance Guidelines, the Chairman of the Corporate Governance Committee reported to the Corporate Governance Committee that Mary C. Carroll, Dr. Constantine Papadakis and Ellen T. Ruff, the three directors with terms expiring at the 2008 Annual Meeting would be willing to serve on the Board of Directors for an additional three-year term. In August 2006, the Board of Directors, on the recommendation of the Corporate Governance Committee, appointed Ms. Ellen T. Ruff, President of Duke Energy Carolinas, to the Board of Directors. Ms. Ruff was recommended to the Corporate Governance Committee by Mr. Glanton, Chairman of the Corporate Governance Committee and an independent director. Ms. Ruff was appointed to the class of directors to be elected at the 2008 Annual Meeting of Shareholders. The Corporate Governance Committee reviewed the qualifications of the three directors in relation to the criteria for candidates for nomination for election to the Board under the Company’s Corporate Governance Guidelines. The Corporate Governance

Committee voted to recommend to the Board of Directors, and the Board of Directors approved, the nomination of Ms. Carroll, Dr. Papadakis and Ms. Ruff for election to the class of directors to be elected at the 2008 Annual Meeting of Shareholders.

     Therefore, three directors, Ms. Carroll, Dr. Papadakis and Ms. Ruff, will stand for election by a plurality of the votes cast at the 2008 Annual Meeting, and six directors will continue to serve until either the 2009 or 2010 Annual Meetings, depending on the period remaining in each of their terms. At the 2008 Annual Meeting, proxies in the accompanying form, properly executed, will be voted for the election of the three nominees listed below, unless authority to do so has been withheld in the manner specified in the instructions on the proxy card. Discretionary authority is reserved to cast votes for the election of a substitute should any nominee be unable or unwilling to serve as a director. Each nominee has stated his or her willingness to serve and the Company believes that the nominees will be available to serve.

     The Board of Directors recommends that the shareholders vote FOR the election of Ms. Carroll, Dr. Papadakis and Ms. Ruff as directors.

INFORMATION REGARDING NOMINEES AND DIRECTORS

     For each of the three nominees for election as directors at the 2008 Annual Meeting and the six directors in the classes of directors whose terms of office are to expire either at the 2009 Annual Meeting or the 2010 Annual Meeting, as set forth herein, there follows information as to the positions and offices with the Company held by each, the principal occupation of each during the past five years, and directorships of public companies and other organizations held by each.

NOMINEES FOR ELECTION AT ANNUAL MEETING
Mary C. Carroll Bryn Mawr, PA Director since 1981

Ms. Carroll is a consultant and an advisor to nonprofit corporations, businesses and government agencies and is a well-recognized civic volunteer. She is the Honorary Trade Representative of Nepal and Chairman of the Nepal Foundation. She is a founder, director or trustee of various civic and charitable organizations, including the YMCA of Philadelphia and Vicinity and the Friends of Patan Hospital. Age: 67.

Dr. Constantine Papadakis Wayne, PA Director since 2005

Dr. Papadakis is President of Drexel University, a position he has held since 1995. From 1986 to 1995, Dr. Papadakis was Dean of the College of Engineering at the University of Cincinnati, and from 1984 to 1986 he was Professor and Head of the Civil Engineering Department of Colorado State University. He serves on the Board of Directors of Met-Pro Corporation, AMKOR Technology Inc., CDI Corp. and Mace Security International, Inc. as well as the Philadelphia Stock Exchange and various charitable and civic organizations. Age: 62.

Ellen T. Ruff Charlotte, NC Director since 2006

In April 2006, Ms. Ruff was elected President of Duke Energy Carolinas, one of the nation’s largest electric utilities that provides electricity and other services to customers in North Carolina and South Carolina. Ms. Ruff joined the Duke Energy organization in 1978 and has held various positions since then, including most recently, Vice President and General Counsel of Corporate, Gas and Electric Operations in January 1999, Senior Vice President and General Counsel for Duke Energy in February 2001, Senior Vice President of Asset Management for Duke Power in August 2001, Senior Vice President of Power Policy and Planning in February 2003, Group Vice President of Power Policy and Planning in March 2004 and Group Vice President of Planning and External Affairs in March 2005. Ms. Ruff serves on the Executive Committee of the North Carolina Citizens for Business and Industry Board of Directors. Age: 59.

DIRECTORS CONTINUING IN OFFICE WITH TERMS EXPIRING IN 2009
Nicholas DeBenedictis Ardmore, PA Director since 1992

Mr. DeBenedictis has served as Chief Executive Officer of the Company since July 1992 and Chairman of the Board since May 1993. He also serves as Chairman and Chief Executive Officer of the Company’s principal subsidiaries, including Aqua Pennsylvania, Inc. Between April 1989 and June 1992, he served as Senior Vice President for Corporate Affairs of PECO Energy Company (now known as Exelon). From December 1986 to April 1989, he served as President of the Greater Philadelphia Chamber of Commerce and from 1983 to 1986 he served as the Secretary of the Pennsylvania Department of Environmental Resources. Mr. DeBenedictis is a director of Exelon Corporation, P.H. Glatfelter Company, Met-Pro Corporation and Harleysville Mutual Insurance Company and a member of the advisory boards of PNC Bank in Philadelphia and Southern New Jersey and Pennoni Associates. He also serves on the Boards of the Greater Philadelphia Chamber of Commerce, the Pennsylvania Business Council, and Philadelphia Hospital Education Foundation, is Chairman of the Philadelphia Convention and Visitors Bureau, and is a Trustee of Drexel University. Age: 62.

Richard H. Glanton Philadelphia, PA Director since 1995

Mr. Glanton is Chairman of the Philadelphia Television Network, a privately-held media company. Mr. Glanton was Senior Vice President of Corporate Development at Exelon Corporation from 2003 to 2007. From 1986 to 2003 he was a partner in the law firm of Reed Smith LLP in Philadelphia. Mr. Glanton is a director of The GEO Group, Inc. Age: 61.

Lon R. Greenberg Wyndmoor, PA Director since 2005

Mr. Greenberg has been Chairman of the Board of Directors of UGI Corporation since August 1996 and Chief Executive Officer since August 1995. He was formerly President (July 1994 to August 2005), Vice Chairman of the Board (1995 to 1996) and Senior Vice President – Legal and Corporate Development (1989 to 1994) of UGI Corporation. Mr. Greenberg also serves as a director of UGI Utilities, Inc. and AmeriGas Propane, Inc. Age: 57.

DIRECTORS CONTINUING IN OFFICE WITH TERMS EXPIRING IN 2010
Richard L. Smoot Radnor, PA Director since 1997

In 2002, Mr. Smoot retired as Regional Chairman Advisory Board Philadelphia and Southern New Jersey, The PNC Financial Services Group, a position he held since 2001. From 1991 through 2000, Mr. Smoot served as President and Chief Executive Officer of PNC Bank in Philadelphia and Southern New Jersey, and its predecessor, Provident National Bank. He also served as Executive Vice President responsible for Operations and Data Processing for the Bank from 1987 to 1991. Before joining PNC Bank in 1987, Mr. Smoot served 10 years as First Vice President and Chief Operating Officer of the Federal Reserve Bank of Philadelphia. Mr. Smoot retired as Chairman of The Philadelphia Orchestra in December 2005 and as Chairman of The Settlement Music School in July 2005. Mr. Smoot is also a director of P.H. Glatfelter Company and Southco Inc. Age: 67.

William P. Hankowsky Philadelphia, PA Director since 2004

Mr. Hankowsky has been Chairman, President and Chief Executive Officer of Liberty Property Trust, a fully integrated real estate firm, since 2003. Mr. Hankowsky joined Liberty in 2001 as Executive Vice President and Chief Investment Officer. Prior to joining Liberty, he served for 11 years as President of the Philadelphia Industrial Development Corporation. Prior to that, he was Commerce Director for the City of Philadelphia. Mr. Hankowsky serves on the Board of Citizens Financial Group and on various charitable and civic boards, including the Philadelphia Convention and Visitors Bureau, The Philadelphia Board of Trade and the Kimmel Regional Performing Arts Center. Age: 56.

Andrew J. Sordoni, III Forty Fort, PA Director since 2006

Mr. Sordoni is Chairman of Sordoni Construction Services, Inc., a building construction and management services company and has been an officer of that company since 1967. Mr. Sordoni was Chairman or President of C-TEC Corporation, a diversified telecommunications company from 1979 to 1993. Since 1974 he has headed Sordoni Foundation, Inc. and has served as a director of various business and charitable organizations. He is also a director of Harsco Corporation. Age: 64.

CORPORATE GOVERNANCE

     The Board of Directors operates pursuant to a set of written Corporate Governance Guidelines. Copies of these Guidelines can be obtained free of charge from the Corporate Governance portion of the Investor Relations section of the Company’s Web site, www.aquaamerica.com, or by contacting the Company at the address appearing on the first page of this proxy statement, attention Investor Relations Department. (See Additional Information on page 40).

DIRECTOR INDEPENDENCE

     The Board of Directors is, among other things, responsible for determining whether each of the directors is independent in light of any relationship each director may have with the Company. The Board has adopted Corporate Governance Guidelines that contain categorical standards of director independence that are consistent with the listing standards of the NYSE. Under the Company’s Corporate Governance Guidelines, a director will not be deemed independent if:

  the director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years an executive officer of the Company;

  (A) the director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor, (B) the director is a current employee of such a firm, (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice, or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such firm and personally worked on the Company’s audit within that time;

  the director or an immediate family member is or, has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee;

  the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) and, in the case of an immediate family member who is not an executive officer, other than compensation for service as an employee of the Company;

  the director was an executive officer or employee, or someone in her/his immediate family was an executive officer, of another company that, during any of the other company’s past three fiscal years made payments to, or received payments from, the Company for property or services in an amount which, in any single fiscal year of the other company, exceeded the greater of $1 million or two percent of the other company’s consolidated gross revenues; or

  the director served as an executive officer of a charitable organization and, during any of the charitable organization’s past three fiscal years, the Company made charitable contributions to the charitable organization in any single fiscal year of the charitable organization that exceeded the greater of $1 million or two percent, of the charitable organization’s consolidated gross revenues.

     In addition to these categorical standards, no director will be considered independent unless the Board of Directors affirmatively determines that the director has no material relationship with the Company (either directly, or as a partner, stockholder, director or officer, of an organization that has a relationship with the Company). When making independence determinations, the Board broadly considers all relevant facts and circumstances surrounding any relationship between a director or nominee and the Company. Transactions, relationships and arrangements between directors or members of their immediate family and the Company that are not addressed by the categorical standards may be material depending on the relevant facts and circumstances of such transactions, relationships and arrangements. The Board of Directors considered the following transactions, relationships and arrangements in connection with making the independence determinations:

1.	The Company makes contributions in immaterial amounts to charitable or civic organizations for which Ms. Carroll, Mr. Greenberg, Mr. Hankowsky and Dr. Papadakis serve as directors, trustees or executive officers.

2.	The Company purchases energy at normal tariff rates from Exelon Corporation, Duke Energy Carolinas and UGI Corporation or their affiliates for which Mr. Glanton, Ms. Ruff and Mr. Greenberg, respectively, serve or served as executive officers.

3.	The Company provides water service at normal tariff rates to Liberty Property Trust, UGI Corporation, Exelon Corporation and Drexel University or their affiliates for which Mr. Hankowsky, Mr. Greenberg, Mr. Glanton and Dr. Papadakis, respectively, serve or served as executive officers.

4.	Mr. DeBenedictis is a member of the Board of Directors, but not the compensation committee, of Exelon Corporation, for which Mr. Glanton served as an executive officer. Mr. DeBenedictis is also a member of the Board of Trustees of Drexel University for which Dr. Papadakis serves as an executive officer.

5.	Mr. DeBenedictis serves on the board directors of other companies and of civic or charitable organizations with Mr. Greenberg, Mr. Hankowsky, Dr. Papadakis, Mr. Smoot and Mr. Sordoni.

6.	The Company has paid Liberty Property Trust amounts under the Company’s normal developer refund agreement and Mr. Hankowsky serves as an executive officer of Liberty Property Trust. The Company has banking arrangements with Citizens Financial Group or its affiliates and Mr. Hankowsky is a member of the Board of Directors of Citizens Financial Group. The amounts paid by the Company to these other entities are not material to these other entities.

     Based on a review applying the categorical standards set forth in the Company’s Corporate Governance Guidelines and considering the relevant facts and circumstances of the transactions, relationships and arrangements between the directors and the Company described above, the Board of Directors has affirmatively determined that each nominee for director and each of the Company’s other directors, other than Mr. DeBenedictis, the Company’s Chief Executive Officer, is independent.

     Under the terms of the Company’s Corporate Governance Guidelines, the Chair of the Corporate Governance Committee serves as the presiding independent director. The presiding independent director’s responsibilities include: presiding at all meetings of the Board of Directors at which the Chairman is not present, including executive sessions of the non-management directors; serving as liaison between the Chairman and the independent directors; reviewing information sent to the Board; reviewing meeting agendas for the Board; reviewing meeting schedules to assure that there is sufficient time for discussion of all agenda items; calling meetings of the independent directors, if appropriate; and, if requested by major shareholders, ensuring that he is available for consultation and direct communications with such shareholders.

     In 2005, the Board of Directors approved share ownership guidelines for the directors based on the number of shares having a value equal to five times the annual cash retainer for directors. Directors have up to five years to attain this guideline share ownership level. As of January 31, 2008, six directors met these guidelines. Three directors who joined the Board in 2005 and 2006 did not yet meet the guidelines.

CODE OF ETHICS

     The Company maintains a Code of Ethical Business Conduct for its directors, officers and employees, including the Company’s Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, as defined by the rules adopted by the Securities and Exchange Commission (“SEC”) pursuant to Section 406(a) of the Sarbanes-Oxley Act of 2002. The Code of Ethical Business Conduct covers a number of important subjects, including: conflicts of interest; corporate opportunities; fair dealing; confidentiality; protection and proper use of Company assets; compliance with laws, rules and regulations (including insider trading laws); and encouraging the reporting of illegal or unethical behavior. Copies of the Company’s Code of Ethical Business Conduct can be obtained free of charge from the Corporate Governance portion of the Investor Relations section of the Company’s Web site, www.aquaamerica.com, or by contacting the Company at the address appearing on the first page of this proxy statement, attention Investor Relations Department. The Company intends to post amendments to or waivers from the Code of Ethical Business Conduct (to the extent applicable to the Company’s executive officers, senior financial officers or directors) on its Web site.

POLICIES AND PROCEDURES FOR APPROVAL OF RELATED PERSON TRANSACTIONS

     In February 2007, the Board formally adopted a written policy with respect to Related Person Transactions to document procedures pursuant to which such transactions are reviewed, approved or ratified. The policy applies to any transaction in which (1) the Company is a participant, (2) any related person has a direct or indirect material interest and (3) the amount involved exceeds $120,000, but excludes any transaction that does not require disclosure under SEC regulations. The Corporate Governance Committee, with assistance from the Company’s General Counsel, is responsible for reviewing, approving and ratifying any related party transaction. The Corporate Governance Committee intends to approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders.

BOARD COMMITTEES

     The Board of Directors held five meetings in 2007. The Company’s Bylaws provide that the Board of Directors, by resolution adopted by a majority of the whole Board, may designate an Executive Committee and one or more other committees, with each such committee to consist of two or more directors. The Board of Directors annually elects from its members the Executive, Audit, Executive Compensation and Corporate Governance Committees. The Board may also from time to time appoint an ad hoc Finance Committee to approve the terms of the Company’s financings. The Pension Committee, which is comprised of senior management of the Company, reports periodically to the Board of Directors. Ms. Carroll serves as an advisor to the Pension Committee. Each director attended at least 75% of the aggregate of all meetings of the Board and the Committees on which each such director served in 2007. The Board of Directors encourages all directors to attend the Company’s Annual Meeting of Shareholders. All the directors were in attendance at the 2007 Annual Meeting of Shareholders.

     Each of the standing Committees of the Board of Directors operates pursuant to a written Committee Charter. Copies of these Charters can be obtained free of charge from the Corporate Governance portion of the Investor Relations section of the Company’s Web site, www.aquaamerica.com, or by contacting the Company. (See Additional Information on page 40).

     The current members of the standing Committees of the Board of Directors are as follows:

Executive Committee	Executive Compensation Committee	Audit Committee
Nicholas DeBenedictis*	William P. Hankowsky*	Richard L. Smoot*
Richard H. Glanton	Lon R. Greenberg	William P. Hankowsky
William P. Hankowsky	Ellen T. Ruff	Andrew J. Sordoni, III
Richard L. Smoot

Corporate Governance Committee
Richard H. Glanton*
Mary C. Carroll
Constantine Papadakis
____________________

*     Chairman

Executive Committee

     The Company’s Bylaws provide that the Executive Committee shall have and exercise all of the authority of the Board in the management of the business and affairs of the Company, with specific exceptions. The Executive Committee is intended to serve in the event that action by the Board of Directors is necessary or desirable between regular meetings of the Board, or at a time when convening a meeting of the entire Board is not practical, and to make recommendations to the entire Board with respect to various matters. The Executive Committee did not meet in 2007. The Executive Committee currently has four members, and the Chairman of the Company serves as Chairman of the Executive Committee.

Audit Committee

     The Audit Committee is composed of three directors, whom the Board of Directors has affirmatively determined meet the standards of independence required of audit committee members by the NYSE and applicable SEC rules. Based on a review of the background and experience of the members of the Audit Committee, the Board of Directors has determined that all members of the Audit Committee are financially literate and are audit committee financial experts within the meaning of applicable SEC rules. The Audit Committee was required to meet at least four times during the year and met five times during 2007. The primary responsibilities of the Audit Committee are to monitor the integrity of the Company’s financial reporting process and systems of internal controls, including the review of the Company’s annual audited financial statements, and to monitor the independence of the Company’s independent registered public accounting firm. The Audit Committee has the exclusive authority to select, evaluate and, where appropriate, replace the Company’s independent registered public accounting firm.

     The Audit Committee has considered the extent and scope of non-audit services provided to the Company by its independent registered public accounting firm and has determined that such services are compatible with the independent registered public accounting firm maintaining its independence. For more information, see the Audit Committee Report on page 36.

Executive Compensation Committee

     The Executive Compensation Committee is composed of three directors, whom the Board of Directors has affirmatively determined are independent directors as defined by the NYSE. The Executive Compensation Committee has the power to administer and make awards of stock options, dividend equivalents and restricted stock under the Company’s 2004 Equity Compensation Plan and to administer awards under the Company’s 1994 Equity Compensation Plan. In addition, the Executive Compensation Committee reviews the recommendations of the Company’s Chief Executive Officer as to appropriate compensation of the Company’s executive officers (other than the Chief Executive Officer) and determines the compensation of such executive officers and the Company’s Chief Executive Officer for the ensuing year. The Executive Compensation Committee held four meetings in 2007.

Corporate Governance Committee

     The Corporate Governance Committee is composed of three directors, whom the Board of Directors has affirmatively determined are independent directors as defined by the NYSE. The Corporate Governance Committee is responsible for identifying and considering qualified nominees for directors and developing and periodically reviewing the Corporate Governance Guidelines by which the Board of Directors is organized and executes its responsibilities. In addition, the Chair of the Corporate Governance Committee conducts corporate governance discussions in executive sessions with the Board of Directors. The Corporate Governance Committee also reviews and approves, ratifies or rejects related person transactions under the Company’s written policy with respect to related person transactions. The Corporate Governance Committee met once during 2007.

OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information as of January 31, 2008 with respect to shares of Common Stock of the Company beneficially owned by: (1) each person known to the Company to be the beneficial owner of more than 5% of the Common Stock of the Company; (2) each director, nominee for director and executive officer named in the Summary Compensation Table; and (3) all directors, nominees and executive officers of the Company as a group. This information has been provided by each of the directors, executive officers and nominees at the request of the Company or derived from statements filed with the SEC pursuant to Section 13(d) or 13(g) of the Exchange Act. Beneficial ownership of securities as shown below has been determined in accordance with applicable guidelines issued by the SEC. Beneficial ownership includes the possession, directly or indirectly, through any formal or informal arrangement, either individually or in a group, of voting power (which includes the power to vote, or to direct the voting of, such security) and/or investment power (which includes the power to dispose of, or to direct the disposition of, such security).

	Sole voting and/or sole		Shared voting and/or		Total and percent of
Beneficial Owner	investment power(1)		shared investment power		class outstanding(2)
Mary C. Carroll	12,779		3,313	(3)	16,092
Nicholas DeBenedictis	716,916		99,276	(4)	816,192
Richard H. Glanton	5,419		—		5,419
Lon R. Greenberg	—		2,700	(5)	2,700
William P. Hankowsky	5,360				5,360
Mark J. Kropilak	94,403		5,674	(6)	100,077
Karl M. Kyriss	61,160		850	(7)	62,010
Constantine Papadakis	3,902		—		3,902
Ellen T. Ruff	1,500		—		1,500
David P. Smeltzer	153,089		—		153,089
Richard L. Smoot	15,462		—		15,462
Andrew J. Sordoni	45,186		12,536	(8)	57,772
Roy H. Stahl	204,770		30,556	(9)	235,326
All directors, nominees and executive
officers as a group (17 persons)	1,676,242	(10)	192,896	(11)	1,869,138	(1.40%)
____________________

(1)	Includes shares held under the Company’s Thrift Plan.

(2)	Percentages for each person or group are based on the aggregate shares of Common Stock outstanding as of January 31, 2008 (133,410,551 shares) and all shares issuable to such person or group upon exercise of outstanding stock options exercisable within 60 days of that date. Percentage ownership of less than 1% of the class then outstanding as of January 31, 2008 has not been shown.

(3)	The shareholdings indicated are owned of record by Ms. Carroll’s husband. Ms. Carroll disclaims beneficial ownership of these shares.

(4)	The shareholdings indicated include 2,845 shares owned by Mr. DeBenedictis’ wife. Mr. DeBenedictis disclaims beneficial ownership of these shares.

(5)	The shareholdings indicated are owned jointly with Mr. Greenberg’s wife.

(6)	The shareholdings indicated are owned jointly with Mr. Kropilak’s wife.

(7)	The shareholdings indicated are owned jointly with Mr. Kyriss’ wife.

(8)	The shareholdings indicated include 2,000 shares owned of record by Mr. Sordoni’s wife and 10,536 shares owned by a trust for the benefit of Mr. Sordoni’s children and with respect to which Mr. Sordoni’s wife is trustee. Mr. Sordoni disclaims beneficial ownership of these shares.

(9)	The shareholdings indicated are owned jointly with Mr. Stahl’s wife.

(10)	The shareholdings indicated include 892,553 shares issuable to such group upon exercise of outstanding stock options exercisable under the 1994 and 2004 Equity Compensation Plans and exercisable on or before March 31, 2008.

(11)	The shareholdings indicated include 192,896 shares (i) held in joint ownership with spouses, (ii) held as custodian for minor children, (iii) owned by family members or (iv) in trusts for adult children.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

     In this Compensation Discussion and Analysis, we address the compensation paid or awarded to our executive officers listed in the Summary Compensation Table that immediately follows this discussion. We refer to these executive officers as our “named executive officers.”

Objectives of Aqua America’s Compensation Program

     Our executive compensation program is designed to motivate our executives to achieve our goals of providing our customers with quality, cost-effective and reliable water and wastewater services and providing our shareholders with a long-term, positive return on their investment.

     Toward that end, our compensation program is designed to meet the following objectives:

  provide compensation levels that are competitive with those provided by other companies with which we may compete for new executive talent;

  motivate executives to achieve annual customer service-oriented objectives and strategic business initiatives and reward them for their performance in achieving these objectives and initiatives;

  create a strong link between the compensation of our executives and our financial performance and shareholder value; and

  retain executives of significant abilities.

     In administering the executive compensation program, the Executive Compensation Committee (the “Compensation Committee”) attempts to strike an appropriate balance among the elements of our compensation program to achieve the objectives described above. Each of the elements of the program is discussed in greater detail below.

Elements of Aqua America’s Compensation Program

     Our executive compensation program is composed of the following six elements, which we believe are important components of a well-designed, balanced, and competitive compensation program:

  Base Salary

  Annual Cash Incentive Awards (referred to as Non-Equity Incentive Plan Compensation in the Summary Compensation Table on pages 19 through 21)

  Equity Incentives

  Retirement Benefits

  Non-Qualified Deferred Compensation Plans

  Change-in-Control Agreements

     We utilize these six elements to achieve the objectives of our compensation program as follows:

  competitively benchmarked base salaries are designed to attract and retain executives consistent with their talent and experience;

  promotions and appropriate salary increases are designed to encourage executives to assume increased job duties and responsibilities;

  annual cash incentive awards are intended to reward executives and other employees for improving the quality of service to our customers, controlling the cost of service to our customers by controlling costs and improving performance, achieving economies of scale by the acquisition of additional water and wastewater systems that can benefit from our resources and expertise, and enhancing our financial viability and performance by the achievement of annual objectives;

  equity incentives are designed to reward executives and other employees for enhancing our financial health and performance and achieving increases in shareholder value and to help retain executives due to the longer term nature of these incentives; and

  change-in-control agreements with selected executive officers are designed to promote stability and dedication to shareholder value in the event of a fundamental transaction affecting the ownership of Aqua America.

     As used in this description, the total of base salary and annual cash incentive compensation is referred to as “total cash compensation” and the total of base salary, annual cash incentive compensation and equity incentive compensation is referred to as “total direct compensation”.

Benchmarking Competitive Compensation and the Role of the Committee’s Consultant

     The Compensation Committee has retained Towers Perrin, a nationally-recognized compensation consulting firm, as the Committee’s consultant to assist the Committee in designing and assessing the competitiveness of our executive compensation program. Annually, the Compensation Committee requests the consultant to develop a “going rate” or benchmark for base salary, total cash compensation and total direct compensation for each of the named executive officer positions, including the allocation between cash compensation and equity incentives. Each “going rate” represents the compensation level which would be paid to a hypothetical, seasoned performer in a position having similar responsibilities and scope and in an organization of similar size and type. The executive officers are then grouped into salary grades, which include a salary grade midpoint, a range of target annual cash incentives as a percentage of salary and a range of target equity incentive awards as a percentage of base salary based on the recommendations of the Chief Executive Officer and approval by the Compensation Committee. In light of the broad scope of responsibilities for the Chief Executive Officer, he is in a higher salary grade than the other named executive officers and is paid commensurately more.

     In developing the going rates for the executive officers, the consultant uses survey data from utility companies in the consultant’s utility industry database, an independent water utility compensation survey, and the consultant’s general industry database, which together is referred to as the “Composite Market”. The Composite Market is comprised of approximately 62 companies from the consultant’s utility industry database, 11 water utility companies from the independent water utility database and 483 companies from the consultant’s general industry database. Information on compensation for positions in these databases with similar scopes and responsibilities are compared primarily based on the revenues of the organizations in the databases. For instance, a chief executive officer in a company with higher revenues is usually paid more than a chief executive officer in a company with lower revenues. Due to the relatively limited number of investor-owned water utility companies, the Compensation Committee believes that using this broad survey data provides reasonable and reliable data in determining competitive compensation levels. Towers Perrin uses regression analysis to size-adjust the survey data for each named executive officer’s scope of responsibilities, where possible.

     In measuring the competitiveness of the Company’s executive compensation program, the Compensation Committee targets competitive compensation levels for total cash compensation for the Company’s executive officers at the 50th percentile of compensation levels for utility companies in the Composite Market and targets competitive compensation levels for equity incentives for the executive officers at the 50th percentile of a 50/50 blend of utility companies and general businesses in the Composite Market. We believe that a blended approach is appropriate for equity incentives in order to place a strong focus on creating value for Aqua America’s shareholders and to enable us to compete for talent both within and outside of the traditional utility industry.

     The Committee considers target total direct compensation levels that are within a range of 15% of the going rates developed by the consultant for each position to be competitive. Variances within this range can be a result of performance, experience and other factors. The average of the total cash compensation for the executive officers was 12% below the competitive benchmark, and the average of the total direct compensation for the executive officers was 6% below the competitive benchmark, for these amounts at the beginning of 2008. Since it is impossible to predict the extent to which performance objectives and financial targets will be achieved, annual cash incentives are valued at their target value and equity awards are valued at their fair market value at the time of grant for purposes of setting the portion of the executive’s total compensation package represented by these elements. Payouts of prior cash incentives and changes in the value of equity incentives granted in previous years are not taken into account in determining the amounts of current awards.

Determination of Actual Compensation

     The Committee determines the actual amount of each element of annual compensation to award to the Company’s executive officers, including the named executive officers, with the goal of having the target total direct compensation for the executive officers within +/- 15% of the going rate for their position. We emphasize pay for performance, especially for our higher level executives. Therefore, the named executive officers tend to receive a sizable portion of their total annual compensation from annual cash incentives and equity incentives. In addition, the percentages of total direct compensation represented by base salary, annual cash incentives and equity incentives for the named executive officers are in line with the percentages represented by these elements of total direct compensation for the competitive going rate benchmarks.

Base Salary

     A competitive base salary is necessary to attract and retain a talented and experienced workforce. Actual salaries for the named executive officers are determined by the Committee by considering both the going rate for the position and internal equity with both the other named executive officers and other employees in the Company. The Committee’s goal is to maintain base salaries within 15% of the going rate over time for each of the named executive officers, although deviations from this goal may occur due to promotions and the executive’s performance and time in a particular salary grade. Base salaries are considered for adjustment annually and adjustments are based on general movement in external salary levels, changes in the going rate for the named executive officers’ positions provided by the Committee’s consultant, the executive’s salary in relation to the midpoint of his or her salary grade, individual performance, and changes in individual duties and responsibilities. For 2007, the target salary increase for the named executive officers was 4%, with variations from this target based on the executive officer’s performance, promotional increases and the amount by which the executive officer’s salary was above or below the going rate for the named executive officer’s position.

Annual Cash Incentive Awards

     Annual cash incentives under the Annual Cash Incentive Compensation Plan are intended to motivate management to focus on the achievement of annual objectives that will, among other things, improve the level of service to our customers, control the cost of service and enhance our financial performance. The annual cash incentive portion of the compensation package is based on a target incentive award for each executive, which is stated as a percentage of their base salary. The Compensation Committee selects a target annual incentive percentage for each executive so that the executive’s target total cash compensation, consisting of base salary and target annual cash incentive, when combined with the executive’s target equity incentives, is generally within 15% of the total direct compensation for the going rate for that position.

     Actual annual incentive awards for executive officers are calculated using the following formula:

Salary x Target Incentive Percentage x Company Factor x Individual Factor

     The Individual Factor is a percentage based on the executive’s performance against individual objectives established each year. The Company Factor is a percentage based on the performance of the Company, or the appropriate business unit of the Company, against an annual financial target.

     The Company Factor ranges from 50%, if 90% of the annual financial target is achieved, to 125%, if 110% or more of the annual financial target is achieved. If we fail to achieve at least 90% of the financial target, the Company Factor would be 0% and the participant would not receive an annual incentive award.

     The financial performance target for executives with overall corporate responsibilities has been Aqua America’s budgeted annual net income. The financial performance target for executives with operating unit responsibilities has been a combination of Aqua America’s budgeted annual net income and the budgeted annual earnings before interest, taxes and depreciation (“EBITD”) of the executive’s particular operating unit or units. By tying the Company Factor for executives with operating unit responsibilities primarily to the financial performance of their operating unit or units, we believe that the operating executives will have a closer correlation between their actions and the Company Factor component of their annual cash incentive compensation. EBITD was chosen as the appropriate financial measure for operating unit executives since these executives do not have direct responsibility for decisions affecting interest, taxes and depreciation charges. In the case of both the net income and EBITD measures, the impact of any unbudgeted extraordinary gains or losses as a result of changes in accounting principles may be excluded and results may be adjusted for other factors as deemed appropriate by the Compensation Committee. For Messrs. DeBenedictis, Smeltzer, Stahl

and Kropilak, the Company Factor is based on Aqua America’s budgeted net income. For Mr. Kyriss, the Company Factor is based 20% on Aqua America’s budgeted net income and 80% on EBITD for Aqua America’s Mid-Atlantic operations. For purposes of determining the Company Factor, the range of Aqua America’s net income was $87,459,000 to $106,895,000 for 2006 and $90,446,000 to $110,546,000 for 2007. The range of EBITD for Aqua America’s Mid-Atlantic operations was $165,344,000 to $202,088,000 for 2006 and $183,549,000 to $224,337,000 for 2007.

     The Individual Factor ranges from 0% to 150% and is determined based on the individual executive’s performance against objectives established for the executive each year. Each named executive officer has approximately 10 individual objectives each year and each objective is assigned a point rating. The executive must achieve objectives with a point rating of at least 70 points to be eligible to receive an annual cash incentive award. Achievement of objectives totaling 70 points would result in an Individual Factor of 70%. The total points that can be earned for achieving objectives at the expected level of performance are 90 points, resulting in an Individual Factor of 90%. A total of 110 points can be earned for measurable achievement above expected levels, resulting in an Individual Factor of 110%. Up to an additional 40 discretionary points can be awarded for exceptional performance or for achievements on matters not covered by the executive’s original objectives, for a maximum total Individual Factor of 150%. For the Chief Executive Officer, the Individual Factor has been based on over 30 individual objectives with various points for each objective totaling 150 points for all objectives combined. The Chief Executive Officer must also achieve at least 70 points to receive the minimum Individual Factor rating of 70%, and the maximum Individual Factor rating he can achieve is 150% based on achieving all of his objectives for the year as determined by the Compensation Committee.

     The annual objectives established for the executive officers, including the named executive officers, will vary depending on their primary areas of responsibility, but the majority of the objectives can be categorized into common areas of emphasis. These common areas of emphasis are customer growth and strategy, improving customer service, cost control, performance improvement, compliance and revenue improvement. The growth objectives for the Chief Executive Officer were based on both the number of acquisitions completed and total customer growth and were consistent with our publicly-announced long-term customer growth goals.

     Actual cash incentive awards under the Annual Cash Incentive Compensation Plan for the named executive officers are established by the Committee based on the applicable Company Factor, certified by the Company’s Chief Financial Officer, and each executive officer’s Individual Factor. For the Chief Executive Officer, the Committee determines his Individual Factor based on the Committee’s assessment of the Chief Executive Officer’s performance against his objectives. For the other named executive officers, the Committee reviews and approves the Individual Factors based on the Chief Executive Officer’s assessment of the named executive officers’ performance against their objectives and possible discretionary points recommended by the Chief Executive Officer. For 2006 and 2007, the actual Company Factors ranged from 78% to 91% and the Individual Factors ranged from 107% to 150% for the named executive officers. Regardless of Aqua America’s financial performance, the Compensation Committee retains the authority to determine the final Company Factor, and the actual payment and amount of any annual cash incentive award is always subject to the discretion of the Compensation Committee. The Compensation Committee has never exercised this discretion to deny a cash incentive award that was otherwise earned under the Annual Cash Incentive Compensation Plan.

Equity Incentives

     We utilize equity incentives (1) to help align executive compensation with the enhancement of our financial stability and performance, and with shareholder interests by providing the participants with a long-term equity interest in Aqua America and (2) to attract and retain talented employees. Under the terms of our 2004 Equity Compensation Plan, the Compensation Committee and the Board of Directors may grant stock options, dividend equivalents and restricted stock to officers, directors and key employees, and stock options to key consultants of Aqua America and its subsidiaries who are in a position to contribute materially to the successful operation of our business.

     As part of its review of the total compensation package for our executives, the Compensation Committee annually reviews our equity incentive compensation program. The Compensation Committee uses a combination of stock options, dividend equivalents and restricted stock, with vesting subject to performance criteria established by the Compensation Committee, to link executive long-term incentives to the enhancement of our long-term financial stability and performance and shareholder interests.

     Stock options have been the predominant form of equity incentive used by the Compensation Committee, since the Compensation Committee believes that stock options have provided a cost-effective method of achieving the objectives of the equity incentives. Dividend equivalents are used to supplement the stock option awards and to motivate executive performance to achieve results that will enable us to increase dividends for our shareholders. The Compensation Committee generally awards a number of dividend equivalents equal to the number of shares underlying stock options awarded to the executives each year. The Compensation Committee has used restricted stock on a selective basis to supplement the option and dividend equivalent awards to achieve target equity incentive levels for certain executives and as a retention tool for selected executives. The actual number of stock options, dividend equivalents and shares of restricted stock granted each year to the named executive officers is determined by the Committee so that the value of these awards when combined with the named executive officers’ base salary and target annual cash incentives, brings the named executive officers’ total direct compensation generally within 15% of the target total direct compensation for these positions, taking into account the period over which restricted stock awards are projected to vest.

     Each dividend equivalent entitles the grantee to receive in the future an amount of cash compensation equal to the dividends paid by Aqua America on a share of Common Stock for a particular period of time referred to as the accumulation period. For the dividend equivalents awarded to date, the Compensation Committee has set this accumulation period as four years from the date of grant. As part of the dividend equivalent award, the Compensation Committee also sets a target payment date for the dividend equivalents. For the dividend equivalents awarded to date, the Compensation Committee has set this payment date at four years from the date of grant. Under the terms of the Equity Compensation Plan, the actual payment date can be shortened to two years or lengthened to up to eight years depending on our achievement of annual performance criteria established by the Compensation Committee each year. If the payment date is shortened to less than four years, the executive will receive on the payment date any dividend equivalents accrued as of that date and will receive the balance of the applicable dividend equivalents on Aqua America’s quarterly dividend payment dates through the end of the accumulation period. The performance criteria for determining the payment date consist of increasing the dividend paid to shareholders and achieving an increase in annual operating income over the prior year. If both criteria are achieved, the payment date is shortened by one year. If neither criteria is achieved, the payment date is lengthened by one year. If only one of the criteria is achieved, there is no change to the payment date. The performance criteria are the same for all executives that are granted dividend equivalents each year.

     Restricted stock grants can vest in a given period of time or in increments over a period of years on the anniversaries of the grant date, subject to our achievement of certain performance criteria. These performance criteria require an increase in our annual operating income over previous periods.

     Awards of stock options, dividend equivalents and restricted stock are generally all made on the same grant date. The Compensation Committee bases its equity incentive awards for the executives each year on the competitive levels for these awards as described above and does not consider any increase or decrease in the value of past equity incentive awards in making this decision. The Compensation Committee has the discretion to accelerate the vesting of stock options and shorten the payment date for dividend equivalents despite the failure to achieve the designated performance criteria.

     In considering the number of stock options to be granted in total to all employees each year, the Compensation Committee considers the number of options outstanding and the number of options to be awarded as a percentage of Aqua America’s total shares outstanding. The number of options granted annually to all employees has been less than 1.0% of Aqua America’s total shares outstanding.

     It is our long-standing practice to set the exercise price for stock options equal to the fair market value of Aqua America’s stock on the date of grant, which for 2007 was the closing price for our common stock on the date of grant. It is our policy to make the grant date of equity compensation grants (options, dividend equivalents and restricted stock) the date that the Compensation Committee approves the grants, which is either the date of the Committee’s meeting or the date of the Board meeting following the Committee’s meeting. The meeting dates for all Board and Compensation Committee meetings, including the dates for the Compensation Committee to approve the equity grants is set in the fall of the preceding year for the coming year, subject to last minute scheduling conflicts, and is independent of the timing of our disclosure of any material non-public information other than our normal annual earnings release.

Retirement Plans

     Our qualified retirement plans are intended to provide competitive retirement benefits to help attract and retain employees. Our non-qualified retirement plans are intended to: (1) provide executives with a retirement benefit that is comparable on a percentage of salary basis to that of our other employees participating in our qualified pension plan by providing the benefits that are limited under current Internal Revenue Service regulations; and (2) provide our Chief Executive Officer with a total retirement benefit based on 25 years of service at normal retirement age.

Non-qualified Deferred Compensation Plans

     We maintain a non-qualified Executive Deferred Compensation Plan and Director Deferred Compensation Plan that allow eligible members of management and the Board of Directors to defer a portion of their normal compensation. The Director Deferred Compensation Plan was terminated on December 31, 2007 and the account balance for the single director who was participating in the plan was distributed to him in early 2008. Management may defer their salary and annual cash incentives under the Executive Deferred Compensation Plan. Deferred amounts accrue interest at the rate of one percent over the prime rate of interest and, for the participants in the Executive Deferred Compensation Plan, can also be used to purchase universal life insurance. In addition, in order to provide executives with the full company matching contribution available to other employees, executives who choose to defer up to six percent of their salary under one of Aqua America’s 401(k) plans, but do not receive the full Aqua America matching contribution under the plans due to the Internal Revenue Service regulations limiting the total dollar amount that can be deferred under a 401(k) plan ($15,000 for 2006 and $15,500 for 2007), receive the portion of the Aqua America matching contribution that would otherwise be forfeited by the executive as an Aqua America contribution into the Executive Deferral Plan.

Change-in-Control Agreements

     We maintain change-in-control agreements with certain executives, including the named executive officers. The change of control agreements entered into with executive officers are intended to minimize the distraction and uncertainty that could affect key management in the event we become involved in a transaction that could result in a change of control of Aqua America. Under the terms of these agreements, the covered executives are entitled to certain severance payments and continuation of benefits if they experience a termination of employment other than for cause, or in the event of a good reason termination, as defined in the agreements, within two years following a change-in-control of Aqua America. (See the description of Potential Payments Upon Termination or Change-in-Control on pages 28 through 34.) These agreements help to induce the covered executives to remain with Aqua America and to reinforce and encourage their continued attention and dedication to their duties and responsibilities in the event of a possible change-in-control. These change-in-control agreements are referred to as “double trigger” agreements since they only provide a benefit to executives whose employment is terminated or who have good reason to terminate their employment following a change of control. These change-in-control agreements do not provide any payments or benefits to the covered executives merely as a result of a change-in-control, although other benefits, such as the vesting of unvested stock options, restricted stock and accrued dividend equivalents, may be triggered under our other plans as a result of a change-in-control. Only the agreement with our Chief Executive Officer includes a provision allowing him to receive the benefits under the agreement if he terminates his employment within 12 months after a change of control if he determines that circumstances have changed with respect to Aqua America and he is no longer able to effectively perform his duties and responsibilities. Because of the unique role of a chief executive officer in a corporation, we believe that such a provision is appropriate. Each of the change-in-control agreements, except the agreement with the Chief Executive Officer, limit the amount of the payments under the agreements to the Internal Revenue Service’s limitation on the deductibility of these payments under Section 280G of the Internal Revenue Code (the “Code”). The agreement with the Chief Executive Officer does not contain this limitation and requires Aqua America to reimburse him for certain tax impacts of exceeding this limit. See The Impact of Tax Considerations on Executive Compensation Decisions on page 17. Payment under the Chief Executive Officer’s agreement is, however, contingent on his agreement to a 12 month non-compete agreement. We believe that the multiples of compensation and other benefits provided under the change-in-control agreements, as described on page 29 are consistent with practices in the market.

The Role of Management in the Executive Compensation Process

     Our Chief Administrative Officer assists the Compensation Committee by preparing schedules showing the present compensation of executives and compiling the recommended salary grade midpoints, going rates, target annual cash incentives and target range of equity compensation awards from the information provided by the Compensation Committee’s consultant. Our Chief Executive Officer compiles and presents the supporting information for the individual executives’ performance against their objectives and his recommendations for any discretionary points for the calculation of the Individual Factor under the Annual Cash Incentive Compensation Plan. He also provides the Compensation Committee with his recommendations for annual salary increases, any changes in target annual cash incentive percentages and equity incentive awards for the other executive officers. Our Chief Executive Officer also provides the Committee with his self assessment of his performance against his objectives. Our Chief Financial Officer provides the Compensation Committee with certifications as to our financial performance for purposes of determining the Company Factor for the Annual Cash Incentive Compensation Plan, our performance against the criteria established by the Compensation Committee for the timing of the payment date for dividend equivalent awards and our performance against the criteria established by the Compensation Committee for the vesting of restricted stock grants. These financial measures are also certified by our Director of Internal Audit. Our Chief Executive Officer makes recommendations to the Committee with respect to the compensation awards for the named executive officers other than himself, but the ultimate decisions regarding compensation for these officers are made by the Compensation Committee.

The Impact of Tax Considerations on Executive Compensation Decisions

     While Aqua America’s executive compensation program is structured to be sensitive to the deductibility of compensation for federal income tax purposes, the program is principally designed to achieve our objectives as described above. Section 162(m) of the Code generally precludes the deduction for federal income tax purposes of more than $1 million in compensation (including long-term incentives) paid individually to our Chief Executive Officer and the other named executive officers in any one year, subject to certain specified exceptions. We have determined that it may be appropriate for our Chief Executive Officer’s compensation to be at a level such that a portion is not deductible for federal income tax purposes.

     As noted above, under the change-in-control agreement with our Chief Executive Officer, our payments to our Chief Executive Officer will not be subject to limitations under Section 280G of the Code, and therefore, a portion of the payments may not be deductible. In addition, our Chief Executive Officer shall be paid an additional amount such that the net amount he retains after deduction of any excise tax imposed under Section 4999 of the Code, and any federal, state and local income and employment tax and excise tax imposed upon such additional amount shall be equal to the payment otherwise due under the agreement. We included these provisions in our Chief Executive Officer’s change-in-control agreement because we did not want the potential excise tax to serve as a disincentive to our Chief Executive Officer’s pursuit of a change-in-control transaction that might otherwise be in the best interests of our shareholders. We believe that, in light of our Chief Executive Officer’s record of performance, this determination is appropriate.

Equity Ownership Requirements

     In 2005, the Board of Directors established stock ownership guidelines for the named executive officers. These executive officers are expected to hold Aqua America shares equal in value to at least five times base salary for our Chief Executive Officer and three times base salary for the other named executive officers. Shareholdings will include shares held under our 401(k) plans. These executive officers are expected to have shareholdings consistent with these guidelines by the fifth anniversary of the adoption of the guidelines or within five years after their appointment as a named executive officer, if later. Each of the named executive officers, except Mr. Kyriss, who was first designated as an executive officer in 2006, and Mr. Kropilak, who was first designated as an executive officer in 2007, met these guidelines as of the end of 2007. It is the Company’s policy not to permit hedging or short-selling of the Company’s stock by its executive officers.

Recovery of Incentive Compensation

     In the event of a significant restatement of our financial results caused by executive fraud or willful misconduct, the Board reserves the right to review the incentive compensation received by the executives with respect to the period to which the restatement relates, recalculate Aqua America’s results for the period to which the restatement relates and seek reimbursement of that portion of the incentive compensation that was based on the misstated financial results from the executive(s) whose fraud or willful misconduct was the cause of the restatement.

COMPENSATION COMMITTEE REPORT

     The Committee has reviewed and discussed the Compensation Discussion and Analysis on pages 11 through 17 with management. Based on this review and discussion, the Committee recommended to the Company’s Board of Directors and the Board of Directors approved the inclusion of the Compensation Discussion and Analysis in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and proxy statement for the 2008 Annual Meeting of Shareholders.

Respectfully submitted,

William P. Hankowsky, Chairman
Lon R. Greenberg
Ellen T. Ruff

CURRENT COMPENSATION

SUMMARY COMPENSATION TABLE

     The following Summary Compensation Table shows compensation paid or earned by the Company’s Principal Executive Officer, Principal Financial Officer and the next three most highly compensated executive officers of the Company during the fiscal year ended December 31, 2007.

							Change in
							Pension
							Value and
						Non-Equity	Non-qualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All Other	Total
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Compensation
Principal Position	Year	($)(1)	($)(1)	($)(2)(4)(5)	($)(3)(6)(7)	($)(8)	($)(9)	($)(10)	($)(10)
Nicholas DeBenedictis	2007	453,847	—	352,594	391,586	355,446	453,520	82,980	2,089,973
Chief Executive Officer	2006	417,120	—	272,610	424,748	346,909	333,285	189,688	1,984,360
(Principal Executive
Officer)

David P. Smeltzer	2007	236,249	—	114,763	97,348	83,054	64,636	25,156	621,206
Chief Financial Officer	2006	217,810	—	102,090	98,386	76,077	54,092	47,549	596,004
(Principal Financial
Officer)

Roy H. Stahl	2007	259,068	—	123,061	117,987	87,556	140,967	33,019	761,658
Chief Administrative	2006	247,167	—	120,880	130,266	96,398	114,803	66,833	776,347
Officer, General
Counsel and Secretary

Karl M. Kyriss	2007	205,196	—	32,465	70,106	66,503	118,100	17,823	510,193
Regional President -	2006	189,215	—	—	66,505	58,033	83,568	28,273	425,594
Mid-Atlantic
Operations

Mark J. Kropilak	2007	194,582	—	32,465	64,897	51,368	44,644	10,274	398,230
Senior V.P. Corporate
Development and
Corporate Counsel
____________________

Notes:

(1)	Salary and Non-equity Incentive Plan Compensation amounts include amounts deferred by the individual.

(2)

Amounts for stock awards represent the dollar amount recognized for financial statement reporting purposes for the fair value of stock awards granted in 2007 and 2006 in accordance with SFAS 123R. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executives. The assumptions used in calculating the fair market value under SFAS 123R are set forth in the Employee Stock and Incentive Plan footnote to the Company’s audited financial statements in the Company’s Annual Report on Form 10-K.

(3)

Amounts for option awards represent the dollar amount recognized for financial statement reporting purposes for the fair value of option awards granted in 2007 and 2006 as well as prior fiscal years, in accordance with SFAS 123R. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executive.

The assumptions used in calculating the fair market value under SFAS 123R are set forth in the Employee Stock and Incentive Plan footnote to the Company’s audited financial statements in the Company’s Annual Report on Form 10-K. The fair value of options was estimated at the grant date using the Black-Scholes Option Pricing Model. Estimated values are based on assumptions as to such variables as interest rates, stock price volatility, dividend yield and the expected term of the options. Such assumptions are set forth in the Employee Stock and Incentive Plan footnote to the Company’s audited financial statements in the Company’s Annual Report on Form 10-K.

(4)

Amounts are based on the award of the following number of shares of restricted stock taken into account pursuant to SFAS 123R in 2007 but were awarded in 2004, 2005, 2006 and 2007: 14,944 shares for Mr. DeBenedictis awarded in 2004, 2005, 2006 and 2007; 5,278 shares for Mr. Stahl awarded in 2004, 2005, 2006 and 2007; 4,833 shares for Mr. Smeltzer awarded in 2004, 2005, 2006 and 2007; 1,389 shares for Mr. Kyriss awarded in 2007; and 1,389 shares for Mr. Kropilak awarded in 2007.

(5)

Amounts are based on the award of the following number of shares of restricted stock taken into account pursuant to SFAS 123R in 2006, but were awarded in 2003, 2004, 2005 and 2006: 12,611 shares for Mr. DeBenedictis; 6,056 shares for Mr. Stahl; and 4,944 shares for Mr. Smeltzer.

(6)

Amounts are based on the award of the following number of stock options taken into account pursuant to SFAS 123R in 2007, but were awarded in 2004, 2005, 2006 and 2007: 70,164 options for Mr. DeBenedictis; 21,022 options for Mr. Stahl; 17,023 options for Mr. Smeltzer; 12,015 options for Mr. Kyriss; and 11,349 options for Mr. Kropilak.

(7)

Amounts are based on the award of the following number of stock options taken into account pursuant to SFAS 123R in 2006, but were awarded in 2003, 2004, 2005 and 2006: 88,517 options for Mr. DeBenedictis; 27,222 options for Mr. Stahl; 19,991 options for Mr. Smeltzer; and 12,916 options for Mr. Kyriss.

(8)	Non-Equity Plan Incentive Compensation is shown for the year in which the compensation is earned, regardless of when paid.

(9)

Includes earnings in 2007 on deferred compensation that are above-market (above 120% of the applicable federal long-term rate as calculated on a monthly basis) of $45,274 for Mr. DeBenedictis, $1,474 for Mr. Stahl, and $1,182 for Mr. Smeltzer. In 2006, earnings on deferred compensation that were above-market were $40,440 for Mr. DeBenedictis, $1,246 for Mr. Stahl, and $617 for Mr. Smeltzer. The change in cash surrender of life insurance for 2007 was $33,668 for Mr. DeBenedictis and $7,172 for Mr. Stahl. The change in cash surrender of life insurance for 2006 was $32,269 for Mr. DeBenedictis and $3,619 for Mr. Stahl.

The change in pension value is based on the aggregate change in the actuarial present value of the named executive officer’s accumulated benefit under all defined benefit and actuarial pension plans (including supplemental plans) from the pension plan measurement date used for financial statement reporting purposes the Company’s audited financial statements for the prior completed fiscal year to the pension plan measurement date used for financial statement reporting purposes in the Company’s audited financial statements for the covered fiscal year.

(10)

For 2007, the amount includes: (1) dividends on restricted stock grants pending their vesting or forfeiture of $14,594 for Mr. DeBenedictis, $5,220 for Mr. Stahl, $4,879 for Mr. Smeltzer, $1,825 for Mr. Kyriss, and $1,825 for Mr. Kropilak; (2) amounts contributed by the Company to the Executive Deferral Plan representing the amount of the Company’s Matching Contribution under the Company’s 401(k) Plan that could not be contributed to the 401(k) Plan as a result of the Internal Revenue Code restrictions on the amount an participant can contribute as a salary deferral to the plan; (3) dividend equivalents paid to the named executives during the year of $55,342 to Mr. DeBenedictis, $17,850 to Mr. Stahl, $11,996 to Mr. Smeltzer, $7,933 to Mr. Kyriss and $1,873 to Mr. Kropilak; and (4) Company Matching contributions to the Company’s 401(k) plan.

For 2006, the amount includes: (1) dividends on restricted stock grants pending their vesting or forfeiture of $12,268 for Mr. DeBenedictis, $5,241 for Mr. Stahl, $4,431 for Mr. Smeltzer, and $0 for Mr. Kyriss; (2) amounts contributed by the Company to the Executive Deferral Plan representing the amount of the Company’s Matching Contribution under the Company’s 401(k) Plan that could not be contributed to the 401(k) Plan as a result of the Internal Revenue Code restrictions on the amount an participant can contribute as a salary deferral to the plan; (3) dividend equivalents paid to the named executives during the year of $164,876 to Mr. DeBenedictis, $53,348 to Mr. Stahl, $26,113 to Mr. Smeltzer, and $20,860 to Mr. Kyriss; and (4) Company Matching contributions to the Company’s 401(k) plan.

     Dividends on shares of restricted stock pending the release of the stock from restrictions are paid to the grantee and these amounts are included in the All Other Compensation column set forth above. Amounts deferred by participants in the Company’s Executive Deferral Plan earn interest at the rate of the prime rate plus 1% or may be used to purchase life insurance under a flexible premium universal life insurance policy, with any cash value under such policies being invested in a variety of investment funds offered by the insurance carrier under the policy. The above-market earnings on deferred compensation included in the Change in Pension Value and Non-Qualified Deferred Compensation Earning column are computed based on the basis of increases in the cash value of the insurance policies held under the Plan and the interest earned in any month during which the average interest rate at the prime interest rate plus 1% exceeded 120% of the average of the federal long-term rate for that month.

GRANTS OF PLAN-BASED AWARDS

     The following table sets forth information regarding equity and non-equity awards granted to the named executive officers in 2007.

Grants of Plan-Based Awards

								All
								Other	All Other
								Stock	Option
								Awards:	Awards:		Grant Date
		Estimated Future Payouts Under						Number	Number of	Exercise or	Fair Value of
		Non-Equity Incentive Plan			Estimated Future Payouts Under			of Shares	Securities	Base Price	Stock and
		Awards (1)			Equity Incentive Plan Awards (5)			of Stock	Underlying	of Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Date	($)(2)	($)(3)	($)(4)	(#)	(#)	(#)	(#)	(#)(6)	($/Sh)(7)	($)(8)
N. DeBenedictis	2/22/2007	113,925	325,500	610,313	n/a	15,000	n/a	—	55,000	23.26	654,225
D. Smeltzer	2/22/2007	33,880	96,800	181,500	n/a	5,000	n/a	—	15,000	23.26	199,675
R. Stahl	2/22/2007	36,718	104,908	196,702	n/a	5,000	n/a	—	17,000	23.26	210,715
K. Kyriss	2/22/2007	22,050	63,000	118,125	n/a	5,000	n/a	—	10,000	23.26	172,075
M. Kropilak	2/22/2007	20,580	58,800	110,250	n/a	5,000	n/a	—	10,000	23.26	172,075
____________________

Notes:

(1)

The executive’s Non-Equity Incentive Plan Awards are calculated based on the executive’s current annual salary multiplied by the executive’s target incentive compensation percentage times an Individual Factor times a Company Factor.

(2)	The Threshold Non-Equity Incentive Plan Award is based on the minimum Individual Factor of 70% and the minimum Company Factor of 50%.

(3)	The Target Non-Equity Incentive Plan Award is based on an Individual Factor of 100% and a Company Factor of 100%.

(4)	The Maximum Non-Equity Incentive Plan Award is based on the maximum Individual Factor of 150% and the maximum Company Factor of 125%.

(5)	Equity Incentive Plan Awards are shares of restricted stock. There are no threshold or maximum amounts related to the restricted stock.

(6)	Stock option awards vest in three annual installments starting on the first anniversary of the grant date.

(7)	The exercise price for stock options granted under the Company’s Equity Compensation Plan is the closing price for the Company’s Common Stock on the grant date.

(8)

The grant date fair value of stock and option awards is based on their fair market value on the date of grant as determined under SFAS 123R. The assumptions used in calculating the fair market value under SFAS 123R are set forth in the Employee Stock and Incentive Plan footnote to the Company’s audited financial statements in the Company’s Annual Report on Form 10-K.

(9)

The restricted stock grants for Messrs. DeBenedictis, Smeltzer and Stahl vest in three annual installments starting on the first anniversary of the grant date, subject to the Company achieving an increase in operating income in the year immediately prior to the vesting date over the prior year. The restricted stock grants for Mr. Kyriss and Mr. Kropilak vest on the third anniversary of the grant date, subject to the Company achieving an increase in operating income in the year immediately prior to the vesting date over the operating income in the year of the grant.

     Under the Estimated Future Payouts Under Non-Equity Incentive Plan Awards columns in the table above, the amounts were calculated based on the individual’s target bonus percentage times their current annual salary, and using an Individual Factor of 70% and a Company Factor of 50% for the Threshold amount, an Individual Factor of 100% and a Company Factor of 100% for the Target amount, and an Individual Factor of 150% and Company Factor of 125% for the Maximum amount.

     Stock Awards are in the form of restricted stock with various vesting periods. The grants for Messrs. DeBenedictis, Smeltzer and Stahl each vest in installments of one-third each year starting on the first anniversary of the grant date. The grants for Mr. Kyriss and Mr. Kropilak vest 100% on the third anniversary of the grant date. In order for the grantee to receive the applicable portion of the restricted stock grant when it vests, the Company must also achieve the financial performance criteria established by the Committee. For the restricted stock grants made to Messrs. DeBenedictis, Stahl and Smeltzer, the performance criteria are an increase in the Company’s operating income in the year ending immediately prior to the vesting date over the prior year. For the restricted stock grants made to Mr. Kyriss and Mr. Kropilak, the performance criterion is an increase in the Company’s operating income in the year immediately prior to the vesting date over the Company’s operating income in the year of the grant date. If the Company does not achieve the required financial performance, the shares that would otherwise vest are forfeited. Therefore, the full number of shares of restricted stock is included in the Target column under the Estimated Future Payouts Under Equity Incentive Plan Awards.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

     The following table sets forth information on outstanding stock option and restricted stock awards held by the named executive officers at the end of 2007.

Outstanding Equity Awards At Fiscal Year-End

	Option Awards						Stock Awards
										Equity
										Incentive
										Plan
									Equity	Awards:
									Incentive	Market
				Equity					Plan	or Payout
				Incentive			Number	Market	Awards:	Value of
				Plan			of	Value of	Number of	Unearned
				Awards:			Shares	Shares	Unearned	Shares,
	Number of	Number of		Number of			or Units	or Units	Shares,	Units or
	Securities	Securities		Securities			of Stock	of Stock	Units or	Other
	Underlying	Underlying		Underlying			That	That	Other	Rights
	Unexercised	Unexercised		Unexercised	Option		Have	Have	Rights That	That
	Options	Options		Unearned	Exercise	Option	Not	Not	Have Not	Have Not
	(#)	(#)		Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable		(#)	($)	Date	(#)	($)	(#)	($)
N.DeBenedictis									30,778 (1)	$652,494
	23,286				$13.7550	5/5/2013
	56,031				$16.1475	3/1/2014
	62,222	31,111	(6)		$18.3338	2/28/2015
	18,333	36,667	(7)		$29.4600	3/7/2016
		55,000	(8)		$23.2600	2/22/2017
D.Smeltzer									10,113 (2)	$214,396
	4,483				$7.0425	3/6/2010
	12,121				$11.4600	3/6/2011
	20,831				$12.4875	6/17/2012
	20,831				$13.7550	5/15/2013
	20,000				$16.1475	3/1/2014
	13,333	6,666	(6)		$18.3338	2/28/2015
	4,999	10,001	(7)		$29.4600	3/7/2016
		15,000	(8)		$23.2600	2/22/2017
R.Stahl									10,556 (3)	$223,787
	13,180				$11.4600	3/6/2011
	29,998				$12.4875	6/17/2012
	29,998				$13.7550	5/15/2013
	30,000				$16.1475	3/1/2014
	17,777	8,889	(6)		$18.3338	2/28/2015
	5,666	11,334	(7)		$29.4600	3/7/2016
		17,000	(8)		$23.2600	2/22/2017
K.Kyriss									5,000 (4)	$106,000
	13,333				$12.4830	3/3/2013
	13,332				$16.1475	3/1/2014
	8,888	4,444	(6)		$18.3338	2/28/2015
	3,999	8,001	(7)		$29.4600	3/7/2016
		10,000	(8)		$23.2600	2/22/2017

	Option Awards					Stock Awards
									Equity
									Incentive
									Plan
								Equity	Awards:
								Incentive	Market
			Equity					Plan	or Payout
			Incentive			Number	Market	Awards:	Value of
			Plan			of	Value of	Number of	Unearned
			Awards:			Shares	Shares	Unearned	Shares,
	Number of	Number of	Number of			or Units	or Units	Shares,	Units or
	Securities	Securities	Securities			of Stock	of Stock	Units or	Other
	Underlying	Underlying	Underlying			That	That	Other	Rights
	Unexercised	Unexercised	Unexercised	Option		Have	Have	Rights That	That
	Options	Options	Unearned	Exercise	Option	Not	Not	Have Not	Have Not
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
M. Kropilak								5,000 (5)	$106,000
	416			$7.0425	3/6/2010
	10,416			$11.4600	3/6/2011
	11,666			$12.4875	6/17/2012
	13,331			$12.4830	3/3/2013
	13,333			$16.1475	3/1/2014
	8,888	4,444 (6)		$18.3338	2/28/2015
	3,333	6,667 (7)		$29.4600	3/7/2016
		10,000 (8)		$23.2600	2/22/2017
____________________

Notes:

(1)

Of Mr. DeBenedictis' 30,778 restricted shares of common stock, 5,778 shares vest on February 28, 2008, 5,000 shares vest on March 7, 2008, 5,000 shares vest on February 22, 2008, 5,000 shares vest on March 7, 2009, 5,000 shares vest on February 22, 2009 and 5,000 shares vest on February 22, 2010.

(2)

Of Mr. Smeltzer's 10,113 restricted shares of common stock, 1,779 shares vest on February 28, 2008, 1,667 shares vest on March 7, 2008, 1,666 shares vest on February 22, 2008, 1,667 shares vest on March 7, 2009, 1667 shares vest on February 22, 2009 and 1,667 shares vest on February 22, 2010.

(3)

Of Mr. Stahl's 10,556 restricted shares of common stock, 2,222 shares vest on February 28, 2008, 1,667 shares vest on March 7, 2008, 1,666 shares vest on February 22, 2008, 1,667 shares vest on March 7, 2009, 1667 shares vest on February 22, 2009 and 1,667 shares vest on February 22, 2010.

(4)	Of Mr. Kyriss' 5,000 restricted shares of common stock, 5,000 shares vest on February 22, 2010.

(5)	Of Mr. Kropilak's 5,000 restricted shares of common stock, 5,000 shares vest on February 22, 2010.

(6)	100% vest on February 28, 2008.

(7)	50% vest on March 7, 2008 and 50% vest on March 7, 2009.

(8)	One third vest on February 22, 2008, one third vest on February 22, 2009, and one third vest on February 22, 2010.

OPTION EXERCISES AND STOCK VESTED

     The following table sets forth (1) the number of shares of Aqua America’s Common Stock acquired by the named executive officers in 2007 from the exercise of stock options, (2) the value realized by those officers upon the exercise of those stock options based on the difference between the market price for our Common Stock on the date of exercise and the exercise price for the options, (3) the number of shares of restricted stock previously granted to the named executive officers that vested in 2007, and (4) the value realized by those officers upon the vesting of such shares based on the closing market price for our shares of Common Stock on the vesting date.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired on	Value Realized
	on Exercise	on Exercise	Vesting	on Vesting
Name	(#)	($)	(#)	($)
N. DeBenedictis	6,192	58,716	13,444	305,065
D. Smeltzer	—	—	5,222	118,914
R. Stahl	55,455	806,688	6,334	144,773
K. Kyriss	—	—	—	—
M. Kropilak	10,000	169,575	—	—

RETIREMENT PLANS AND OTHER POST-EMPLOYMENT BENEFITS

PENSION BENEFITS

     The following table shows the number of years of credited service for the named executive officers under our various retirement plans and the actuarial present value of accumulated benefits under those plans as of December 31, 2007 and any payments made to the named executive officers in 2007 under those plans.

Pension Benefits

		Number of	Present
		Years of	Value of	Payments
		Credited	Accumulated	During Last
		Service	Benefit	Fiscal Year
Name	Plan Name	(#)	($)	($)
N. DeBenedictis	Retirement Income Plan for Aqua America, Inc.	16	511,409	—
	and Subsidiaries
	ERISA Excess Benefits Plan	16	1,636,340	—
	Supplemental Executive Retirement Plan	23	939,640	—

D. Smeltzer	Retirement Income Plan for Aqua America, Inc.	22	401,790	—
	and Subsidiaries
	ERISA Excess Benefits Plan	22	195,499	—

R. Stahl	Retirement Income Plan for Aqua America, Inc.	25	793,313	—
	and Subsidiaries
	ERISA Excess Benefits Plan	25	403,385	—

K. Kyriss	Retirement Income Plan for Aqua America, Inc.	13	327,647	—
	and Subsidiaries
	ERISA Excess Benefits Plan	13	61,717	—

M. Kropilak	Retirement Income Plan for Aqua America, Inc.	23	469,434	—
	and Subsidiaries
	ERISA Excess Benefits Plan	23	65,285	—

RETIREMENT INCOME PLAN FOR AQUA AMERICA, INC. AND SUBSIDIARIES (THE “RETIREMENT PLAN”)

     Aqua America, Inc. sponsors a qualified defined benefit Retirement Plan to provide retirement income to Aqua America’s employees hired prior to certain dates starting in 2003. For the portion of the Retirement Plan covering the named executive officers, plan compensation is defined as total compensation paid, but excludes contributions made by Aqua America to a plan of deferred compensation, distributions from a deferred compensation plan, amounts realized from the exercise of stock options or when restricted stock becomes freely transferable, fringe benefits, welfare benefits, reimbursements or other expense allowances, moving expenses and commissions. The Employee Retirement Income Security Act of 1974, as amended, (“ERISA”) imposes maximum limitations on the annual amount of pension benefits that may be paid under, and the amount of compensation that may be taken into account in calculating benefits under, a qualified, funded defined benefit pension plan such as the Retirement Plan. The Retirement Plan complies with these ERISA limitations.

     Benefits earned under the final pay formula are equal to 1.35% of average plan compensation plus 0.45% of average plan compensation above Covered Compensation for each year of credited service up to 25 years, and 0.5% of average plan compensation for each year of credited service above 25 years. The annual benefit is further subject to a minimum benefit schedule. Average plan compensation is defined as the average of plan compensation over the highest five consecutive years out of the last ten years. Covered Compensation is defined as the average of the Social Security Wage Bases in effect for each calendar year during the thirty-five year period ending with the last day of the calendar year of the benefit determination.

     Under the terms of the Retirement Plan, a Company participant becomes fully vested in his or her accrued pension benefit after five years of credited service. Participants may retire as early as age 55 with 10 years of service. Unreduced benefits are available when a participant attains the earlier of age 65 with 5 years of service or age 62 with 30 years of service. Otherwise, benefits are reduced 3% for each year by which retirement precedes the attainment of age 65. Pension benefits earned are payable in the form of a lifetime annuity. Married individuals receive a reduced benefit paid in the form of a qualified joint and survivor annuity.

     Messrs. DeBenedictis, Kyriss and Stahl are currently eligible to retire under the plan.

     The provisions described above cover a significant portion of the company’s non-union workforce hired prior to certain dates starting in 2003, including each of the named executive officers. Certain union employees and certain other non-union employees are covered under separate definitions of plan compensation, benefit formulas and benefit options within the Retirement Plan.

AQUA AMERICA, INC. SUPPLEMENTAL RETIREMENT PLANS

     Effective December 1, 1989, the Board of Directors adopted an Excess Benefits Plan for Salaried Employees of the Company (the “ERISA Excess Plan”). The ERISA Excess Plan is a nonqualified pension benefit plan that is intended to provide an additional pension benefit to Company participants in the Retirement Plan and their beneficiaries whose benefits under the Retirement Plan are adversely affected by the ERISA limitations described above. In addition, deferred compensation is excluded from the Retirement Plan Compensation, but is included in the calculation of benefits under the ERISA Excess Plan. The benefit under the ERISA Excess Plan is equal to the difference between (i) the amount of the benefit the Company participant would have been entitled to under the Retirement Plan absent such ERISA limitations and including deferred compensation in the final average earnings calculation, and (ii) the amount of the benefit actually payable under the Retirement Plan.

     A Supplemental Executive Retirement Plan, or SERP, has been established for Mr. DeBenedictis. This Plan, which is nonqualified and unfunded, was approved by the Board of Directors in 1992. Under the terms of the SERP, Mr. DeBenedictis will be eligible to receive a benefit at normal retirement equal to the difference between (i) the benefit to which he would otherwise be entitled under the Retirement Plan assuming he had 25 years of service and absent the ERISA limitations referred to above, and (ii) the benefit payable to him under the Retirement Plan and the ERISA Excess Plan. Under the terms of Mr. DeBenedictis’ SERP, if his employment is terminated for any reason prior to age 65, he is entitled to receive a supplemental retirement benefit equal to the difference between (i) the benefit to which he would otherwise be entitled under the Retirement Plan assuming he was credited with two years of service for each of his first seven years of credited service plus one year of service each year thereafter and absent the ERISA limitations on pay and benefits and (ii) the benefit payable to him under the Retirement Plan and the ERISA Excess Plan.

     Participants may retire as early age 55 with 10 years of service under the ERISA Excess Plan and the SERP. Unreduced benefits are available when a participant attains the earlier of age 65 with 5 years of service or age 62 with 30 years of service. Otherwise, benefits are reduced 3% for each year by which retirement precedes the attainment of age 65. Pension benefits earned are payable in the form of a lifetime annuity. Married individuals receive a reduced benefit paid in the form of a qualified joint and survivor annuity. Pension benefits under the ERISA Excess Plan and the SERP may be paid as a lump sum.

     Messrs. DeBenedictis, Kropilak, Kyriss, Smeltzer and Stahl are earning benefits under the ERISA Excess Plan, and are fully vested in those benefits. Mr. DeBenedictis is also earning benefits under the SERP, and is fully vested. Messrs. DeBenedictis, Kyriss, and Stahl are currently eligible to retire under the ERISA Excess plan and Mr. DeBenedictis is currently eligible to retire under the SERP.

ACTUARIAL ASSUMPTIONS USED TO DETERMINE VALUES IN THE PENSION BENEFITS TABLE

     The amounts shown in the Pension Benefit Table above are actuarial present values of the benefits accumulated through the date shown. An actuarial present value is calculated by estimating expected future payments starting at an assumed retirement age, weighting the estimated payments by the estimated probability of surviving to each post-retirement age, and discounting the weighted payments at an assumed discount rate to reflect the time value of money. The actuarial present value represents an estimate of the amount which, if invested today at the discount rate, would be sufficient on an average basis to provide estimated future payments based on the current accumulated benefit. Assumptions used to determine the values are the same as those disclosed on Aqua America’s financial statements as of those dates with the exception of the assumed retirement age and the assumed probabilities of leaving employment prior to retirement. Retirement was assumed to occur at the earliest possible unreduced retirement age for each plan in which the executive participates. For purposes of determining the earliest unreduced retirement age, service was assumed to be granted until the actual date of retirement. Actual benefit present values will vary from these estimates depending on many factors, including an executive’s actual retirement age. The key assumptions included in the calculations are as follows:

	December 31, 2007	December 31, 2006
Discount rate	6.25%	5.90%
Retirement ages:
Mr. DeBenedictis	65	65
Mr. Kropilak	62	62
Mr. Kyriss	62	62
Mr. Smeltzer	62	62
Mr. Stahl	62	62
Termination, pre-retirement mortality and disability rates	None	None
Post-Retirement Mortality	RP 2000 Table	RP 2000 Table
Form of payment	Single life annuity	Single life annuity

NONQUALIFIED DEFERRED COMPENSATION

     The following table sets forth information regarding contributions to, earnings on, withdrawals from and balances as of the end of 2007 for our nonqualified Executive Deferral Plan.

Nonqualified Deferred Compensation

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings in	Withdrawals/	Balance at
	in Last FY	in Last FY	Last FY	Distributions	Last FYE
Name	($)	($)(1)	($)(2)(3)	($)(4)	($)
N. DeBenedictis	—	1,200	158,039	—	1,494,662
D. Smeltzer	16,537	1,200	3,277	—	46,354
R. Stahl	4,500	1,200	11,225	—	59,382
K. Kyriss	—	—	—	—	—
M. Kropilak	—	—	—	—	—
____________________

Notes:

(1)

Amounts contributed by the Company to the Executive Deferral Plan representing the amount of the Company’s Matching Contribution under the Company’s 401(k) Plan that could not be contributed to the 401(k) Plan as a result of the Internal Revenue Code restrictions on the amount a participant can contribute as a salary deferral to the plan.

(2)

Amounts deferred accumulate interest at the rate of the prime interest rate plus 1% or may be paid into a flexible premium universal life insurance policy. Any cash value in the life insurance policies may be invested in one or more investment funds offered by the insurance company. Earnings shown in this column include the increase in the cash value of the insurance policy during the year.

(3)

The portion of earnings shown in this column that are included in the Changes in Pension Value and Non-Qualified Deferred Compensation Earnings for the named executive officers in the Summary Compensation Table are: $78,942 for Mr. DeBenedictis; $1,182 for Mr. Smeltzer; and $8,646 for Mr. Stahl.

(4)

Amounts paid from a participant’s account to pay the premiums on the participant’s life insurance policy under the plan are not considered a withdrawal or distribution. In 2007, these amounts were $25,000 for Mr. DeBenedictis, and $4,500 for Mr. Stahl.

     Employees with total projected W-2 compensation for 2007 in excess of $115,000 are eligible to participate in the Company’s Executive Deferral Plan for 2008. Participants may defer up to 100% of their salary and 100% of their non-equity incentive compensation under the Company’s Annual Cash Incentive Compensation Plan. The participant’s account balance is payable at the participant’s option either promptly after the participant termination of service with the Company or, if the participant’s account balance exceeds $25,000, in 12 annual installments. The executive officers, including the named executive officers, may not commence the receipt of their account balances for amounts deferred in 2005 or thereafter and the earnings on these deferrals sooner than the first day of the seventh month following the date of the executive’s separation from employment. For amounts contributed to the Plan in 2005 and thereafter, the participant must elect the timing for the payment of the account balance for the amounts deferred at the time the deferral election is made.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

SEVERANCE AND EMPLOYMENT AGREEMENTS

     All salaried employees, including the named executive officers, are covered by our severance policy. The policy provides eligible employees, subject to the terms of the policy, with a severance benefit of two weeks of the employee’s weekly base salary per credited year of service if the employee’s employment is terminated because the employee’s position is discontinued due to business conditions or a reorganization and no comparable employment is available and offered to the employee. The policy provides a minimum severance benefit of four weeks and a maximum benefit of 26 weeks of the employee’s base weekly salary at the time of termination and a minimum of one month of continued medical benefits and a maximum of six months of continued medical benefits following termination to eligible employees. Employees must sign a general release in order to receive these severance benefits. These benefits are available to all eligible salaried employees.

     Our Chief Executive Officer is the only named executive officer who has an employment agreement with the Company. Under the terms of the employment agreement, if his employment is terminated by the Company for any reason other than his disability, death or for cause, he will be entitled to receive a severance payment equal to twelve months of his base salary paid in twelve equal monthly installments without offset.

CHANGE-IN-CONTROL AGREEMENTS

     The Company maintains change-in-control agreements with certain executives, including the named executive officers in the Summary Compensation Table. Payments under these agreements are triggered if the covered executive’s employment is terminated other than for cause or the executive terminates employment for good reason, as defined in the agreements, within two years after a change-in-control of the Company. In addition, the agreement covering Mr. DeBenedictis permits him to trigger the payments under his agreement if he terminates his employment within 12 months after a change-in-control if he determines that circumstances have so changed with respect to the Company that he is no longer able to effectively perform his duties and responsibilities. Mr. DeBenedictis’ payment is also subject to him agreeing to a twelve month non-compete covenant.

     Payments and benefits under the change-in-control agreements consist of the payment of a multiple of 2 or 3 times the named executive officer’s Base Compensation, as defined in the agreements, the continuation of certain health and welfare benefits for a period of 2 or 3 years and other benefits which are summarized in the following table for the named executive officers. In addition, Mr. DeBenedictis is entitled under his change-in-control agreement to the transfer, without requiring a cash payment from him, of a life insurance policy.

     The following table provides a summary of the benefits to which each named executive officer would be entitled under the change-in-control agreements.

			Continued
	Multiple of	Benefit	Use of		Continued
	Base	Continuation	Company	Outplacement	Office
Executive	Compensation	Period	Car	Services	Support
N. DeBenedictis	3	3 years	3 years	1 year	1 year
D. Smeltzer	2	2 years	N/A	6 months	N/A
R. Stahl	2	2 years	N/A	6 months	N/A
K. Kyriss	2	2 years	2 years	6 months	N/A
M. Kropilak	2	2 years	2 years	6 months	N/A

     For purposes of the change-in-control agreements, Base Compensation is defined as a three-year average of the executive’s (1) cash base salary, annual bonus or non-equity incentive award and dividend equivalents accrued for the executive in each year, (2) any amounts deferred by the executive under any non-qualified deferred compensation plan or salary reduction plan in each year, (3) the value of stock option grants in each year, valued on the same basis as the value of stock option grants set forth in the Grants of Plan-Based Awards Table on pages 21 and 22, and (4) the value of grants of restricted stock vesting in each year, valued on the basis of the fair market value of restricted stock vesting in each year.

     The payment of the multiple of Base Compensation would be made in a lump sum within 15 days after the executive’s termination as defined under the agreements, although pursuant to the new requirements of Section 409A of the Internal Revenue Code scheduled to be effective January 1, 2009, part or all of such payment may need to be deferred until the first day of the seventh month following the date of the executive’s separation from employment. Each executive is required to execute a standard release of the Company as a condition to receiving the payment under the agreement.

     Under our Equity Compensation Plan, certain unvested equity incentives become immediately vested upon a change-in-control regardless of whether the grantee is terminated or not. Thus, under our Equity Compensation Plan, upon a change-in-control, any unvested stock options become immediately vested, any accrued but unpaid dividend equivalents become immediately payable, and any unvested restricted stock becomes immediately vested. The vesting of these equity incentives is applicable to all grantees under the Plan. The value of vested stock options is not included in the tables below.

     For purposes of the change-in-control agreements and the vesting of unvested equity incentives as described above, a change-in-control, subject to certain exceptions, means:

(1)	any Person (including any individual, firm, corporation, partnership or other entity except Aqua America, any subsidiary of Aqua America, any employee benefit plan of Aqua America or of any subsidiary, or any person or entity organized, appointed or established by Aqua America for or pursuant to the terms of any such employee benefit plan), together with all affiliates and associates of such person, shall become the beneficial owner in the aggregate of 20% or more of the Common Stock of Aqua America then outstanding;

(2)	during any twenty-four month period, individuals who at the beginning of such period constitute the Board of Directors of Aqua America cease for any reason to constitute a majority thereof, unless the election, or the nomination for election by Aqua America’s shareholders, of at least seventy-five percent of the directors who were not directors at the beginning of such period was approved by a vote of at least seventy-five percent of the directors in office at the time of such election or nomination who were directors at the beginning of such period; or

(3)	there occurs a sale of substantially all of the assets of Aqua America or its liquidation is approved by a majority of its shareholders or Aqua America is merged into or is merged with an unrelated entity such that following the merger the shareholders of Aqua America no longer own more than 51% of the resultant entity.

     Copies of these change-in-control agreements for Messrs. DeBenedictis, Smeltzer and Stahl have been filed with the SEC as Exhibits to Aqua America’s Annual Report on Form 10-K for the year ended December 31, 2001. Mr. Kyriss’ agreement was entered into in March 2007 and was filed as an Exhibit to Aqua America’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007. Mr. Kropilak’s agreement was entered into in February 2008 and his agreement was filed as an Exhibit to Aqua America’s Annual Report on Form 10-K for the year ended December 31, 2007.

RETIREMENT AND OTHER BENEFITS

     Under the terms of our qualified and non-qualified defined benefit retirement plans, eligible salaried employees, including the named executive officers are entitled to certain pension benefits upon their termination, retirement, death or disability. In general, the terms under which benefits are payable upon these triggering events are the same for all participants under the qualified and non-qualified plans. The present value of accumulated pension benefits, assumed payable at the earliest unreduced age, for the named executive officers is set forth in the Pension Benefits Table on page 25. The pension benefit values included in the tables below reflect the incremental value above the amounts shown in the Pension Benefits Table for benefits payable upon each triggering event from all pension plans in the aggregate.

     Aqua America, Inc. sponsors postretirement medical plans to provide company subsidies toward retiree medical benefits for employees hired prior to certain dates starting in 2003. Under the postretirement medical plans, employees are generally eligible to retire upon attainment of age 55 and completion of 15 years of service. Upon retirement, eligible participants are entitled to receive subsidized medical benefits prior to attainment of age 65 where the subsidy provided is based upon age and years of service upon retirement. Upon attainment of age 65, eligible participants are entitled to receive employer contributions into a premium reimbursement account which may be used by the retiree in paying medical and prescription drug benefit premiums. The postretirement medical benefits shown are those which are payable from the Company under each of the triggering events. Assumptions used to determine the values are the same as those disclosed on Aqua America’s financial statements, except for the assumption of immediate termination, retirement, death or disablement for purposes of the tables on pages 31 through 33. Participants not eligible to receive benefits if leaving under a triggering event as of December 31, 2007 are shown with zero value in the tables.

     Upon termination for any reason, the participants in our Executive Deferral Plan, including the named executive officers, would be entitled to a distribution of their account balances as set forth in the Nonqualified Deferred Compensation Table on page 28, subject to the restrictions under the Plan described on page 28. The values of these account balances are not included in the tables below. The named executive officers are also eligible for the same death and disability benefits of other eligible salaried employees. These common benefits are not included in the tables below.

     Under the terms of our Equity Compensation Plan, upon termination of a grantee’s employment as a result of retirement, disability or death, the period during which stock options may be exercised shall not exceed: (i) one year from the date of such termination of employment in the case of death; (ii) two years from the date of such termination in the case of permanent and total disability (within the meaning of Section 22(e)(3) of the Code) or retirement; and (iii) three months from the date of such termination of employment in the case of other disability; provided, however, that in no event shall the period extend beyond the expiration of the option term. To the extent that any option is not otherwise exercisable as of the date on which the grantee ceases to be employed by the Company or any subsidiary, the unexercisable portion of the option shall terminate as of such date. The Compensation Committee, in its sole discretion, may determine that any portion of an option that has not become exercisable as of the date of the grantee’s death, termination of employment on account of permanent and total disability or other termination of employment may be exercised by a grantee, or in the case of death, a grantee’s legal representative or beneficiary. If a grantee’s regular full-time employment terminates prior to the vesting of a restricted stock grant, the restricted stock grant terminates as to all unvested shares. The Compensation Committee may, however, provide for complete or partial exceptions to this requirement as it deems equitable. Except as otherwise determined by the Compensation Committee, in the event of a grantee’s termination from regular full-time employment prior to the end of the applicable performance period for a dividend equivalent grant, no payment of any accrued dividend equivalent amount shall be made until the end of the applicable performance period and no payments shall be made to any grantee whose regular full-time employment terminates prior to the end of the applicable performance period for any reason other than retirement, death or total disability.

     The total estimated value of the payments that would be triggered by a termination following a change-in-control, a termination other than for cause without a change-in-control, retirement, death or disability for the named executive officers calculated assuming that the triggering event for the payments occurred on December 31, 2007 and assuming a value for our Common Stock as of December 31, 2007 for purposes of valuing the vesting of the equity incentives are as follows:

Nicholas DeBenedictis

	Change-in-
	Control	Termination	Retirement	Death	Disability
Payments and Benefits Upon Separation	$	$	$	$	$
Triggered Payments and Benefits
Severance Payment	4,766,372	465,000	—	—	—
Acceleration of option vesting	89,170	—	—	—	—
Payment of accrued dividend equivalents	285,977	—	154,711	154,744	154,711
Vesting of restricted stock	652,494	—	—	—	—
Continuation of welfare benefits	47,845	47,845	—	—	—
Use of company car	29,325	—	—	—	—
Outplacement services	30,000	—	—	—	—
Office support	71,029	—	—	—	—
Transfer of life insurance policy	300,000	—	—	—	—

Vested Retirement Benefits
Incremental pension value above that included in
the Pension Benefits Table	487,462	487,462	487,462	—	467,230
Present value of retiree medical benefits	72,869	72,869	72,869	—	72,869
Total	6,832,543	1,073,176	715,042	154,744	694,810

Roy H. Stahl

	Change-in-
	Control	Termination	Retirement	Death	Disability
Payments and Benefits Upon Separation	$	$	$	$	$
Triggered Payments and Benefits
Severance Payment	1,208,394	131,135	—	—	—
Acceleration of option vesting	25,440	—	—	—	—
Payment of accrued dividend equivalents	84,930		47,379	47,379	47,379
Vesting of restricted stock	223,787	—	—	—	—
Continuation of welfare benefits	35,544	17,772	—	—	—
Use of company car	—	—	—	—	—
Outplacement services	15,000	—	—	—	—

Vested Retirement Benefits
Incremental pension value above that included in
the Pension Benefits Table	234,746	234,746	234,746	—	11,943
Present value of retiree medical benefits	97,949	97,949	97,949	—	97,949
Total	1,925,790	481,602	380,074	47,379	157,271

David P. Smeltzer

	Change-in-
	Control	Termination	Retirement	Death	Disability
Payments and Benefits Upon Separation	$	$	$	$	$
Triggered Payments and Benefits
Severance Payment	1,020,266	121,000	—	—	—
Acceleration of option vesting	19,078	—	—	—	—
Payment of accrued dividend equivalents	68,294	—	35,727	35,727	35,727
Vesting of restricted stock	214,396	—	—	—	—
Continuation of welfare benefits	34,812	17,406	—	—	—
Use of company car	—	—	—	—	—
Outplacement services	15,000	—	—	—	—

Vested Retirement Benefits
Incremental pension value above that included in
the Pension Benefits Table	121,853	121,853	—	—	28,771
Present value of retiree medical benefits	—	—	—	—	—
Total	1,514,712	260,259	35,727	35,727	64,498

Karl M. Kyriss

	Change-in-
	Control	Termination	Retirement	Death	Disability
Payments and Benefits Upon Separation	$	$	$	$	$
Triggered Payments and Benefits
Severance Payment	666,377	105,000	—	—	—
Acceleration of option vesting	12,719	—	—	—	—
Payment of accrued dividend equivalents	48,163	—	24,460	24,460	24,460
Vesting of restricted stock	106,000	—	—	—	—
Continuation of welfare benefits	27,311	13,656	—	—	—
Use of company car	29,325	—	—	—	—
Outplacement services	15,000	—	—	—	—

Vested Retirement Benefits
Incremental pension value above that included in
the Pension Benefits Table	52,780	52,780	52,780	—	220,634
Present value of retiree medical benefits	—	—	—	—	—
Total	957,675	171,436	77,240	24,460	245,094

Mark J. Kropilak

	Change-in-
	Control	Termination	Retirement	Death	Disability
Payments and Benefits Upon Separation	$	$	$	$	$
Triggered Payments and Benefits
Severance Payment	647,800	98,000	—	—	—
Acceleration of option vesting	12,719	—	—	—	—
Payment of accrued dividend equivalents	45,529	—	24,942	24,942	24,942
Vesting of restricted stock	106,000	—	—	—	—
Continuation of welfare benefits	34,105	17,053	—	—	—
Use of company car	29,325	—	—	—	—
Outplacement services	15,000	—	—	—	—

Vested Retirement Benefits
Incremental pension value above that included in
the Pension Benefits Table	111,390	111,390	—	—	8,134
Present value of retiree medical benefits	—	—	—	—	—
Total	901,868	226,443	24,942	24,942	33,076

     The amounts shown in the tables above reflect the excess of the value of pension benefits under each of the triggering events over the value included in the Pension Benefits Table on page 25. The total values calculated, prior to the offset for the amount shown in the Pension Benefits Table are calculated as set forth below.

Termination

     Once vested, participants are eligible to receive qualified benefits under the Retirement Plan and nonqualified benefits from ERISA Excess Plan and SERP. Benefits vest upon attaining five years of service. Nonqualified plan benefits for Messrs. DeBenedictis, Kropilak, Kyriss, Smeltzer and Stahl are vested and payable from the Retirement Plan as well as the ERISA Excess Plan. Additionally, Mr. DeBenedictis is eligible and vested in his benefit payable from the SERP.

     The full value of the benefits payable due to termination is determined based on the assumed timing and form of the benefits payable as follows: the benefits for Messrs. DeBenedictis, Kyriss and Stahl are payable as an immediate life annuity; and the benefits for Mr. Kropilak and Mr. Smeltzer are payable as a life annuity beginning at age 55. Benefits have been reduced for early commencement by 3% per year of commencement prior to age 65.

Retirement

     In the case of retirement, the present value of benefits is determined in the same manner as termination. Messrs. DeBenedictis, Kyriss and Stahl are eligible for early retirement from the qualified Retirement Plan and ERISA Excess Plan. Mr. DeBenedictis may also receive a reduced benefit from the SERP should he retire from Aqua America, Inc. prior to the attainment of age 65. Mr. Kropilak and Mr. Smeltzer are not currently eligible to retire.

Death

     Vested benefits under the Retirement Plan, ERISA Excess Plan and SERP are payable to the participant’s surviving spouse as a single life annuity upon the death of the participant. The benefit will be paid to the spouse as early as the deceased participant’s earliest retirement age (age 55 with ten years of service or age 65). The benefit will be equal to 75% of the benefit calculated as if the participant had separated from service on the date of death (assumed to be December 31, 2007 in the table), survived to the earliest retirement age and retired with a qualified contingent annuity. For each of the participants, the total present value of pension benefits payable upon death is less than the amount shown in the Pension Benefits Table. For purposes of the benefit calculations shown, spouses are assumed to be three years younger than the participant.

Disability

     If an individual is terminated as a result of a disability with less than ten years of service, the benefits are payable in the same amount and form as an individual who is terminated. Individuals who terminate employment as a result of a disability with at least ten years of service are entitled to future accruals until age 65 (or earlier date if elected by the participant) assuming level future earnings and continued service. The benefits are not payable until age 65, unless elected by the participant for an earlier age. Upon the attainment of age 65, the individual would be entitled to the same options as an individual who retired from the Retirement Plan.

     Messrs. DeBenedictis, Kropilak, Kyriss, Smeltzer and Stahl have each completed ten years of service. Therefore, for purposes of this present value calculation, participants are assumed to accrue additional service and earnings until age 65, at which time pension payments are assumed to commence.

Change-in-Control

     Under a Change-in-Control, the benefits payable to each of the named executives will be the same as those described in the Termination section above.

COMPENSATION OF DIRECTORS

     The following table sets forth the compensation paid to the Aqua America Board of Directors in 2007.

Director Compensation
					Change in
					Pension
				Non-Equity	Value and
	Fees			Incentive	Nonqualified
	Earned			Plan	Deferred
	or Paid	Stock	Option	Compen-	Compensation	All Other
	in Cash	Awards	Awards	sation	Earnings	Compensation	Total
Name	($)(1)	($)(2)	($)	($)	($)(3)	($)	($)
Mary C. Carroll	28,000	34,313	—	—	—	—	62,313
Nicholals DeBenedictis (4)	—	—	—	—	—	—	—
Richard H. Glanton	31,000	34,313	—	—	6,558	—	71,871
Lon R. Greenberg	29,000	34,313	—	—	—	—	63,313
William P. Hankowsky	40,250	34,313	—	—	—	—	74,563
Constantine Papadakis	26,000	34,313	—	—	—	—	60,313
Ellen T. Ruff	29,000	34,313	—	—	—	—	63,313
Richard L. Smoot	38,750	34,313	—	—	—	—	73,063
Andrew J. Sordoni III	31,250	34,313	—	—	—	—	65,563

____________________

Notes:

(1)	Includes: (a) an annual cash retainer of $17,500 per year; (b) Board meeting fees of $1,500 per meeting; (c) Committee meeting fees of $1,250 per meeting for meetings of the Audit Committee and $1,000 per meeting for meetings of the other Committees; and (d) annual Committee Chair retainers of $7,500 for the Chair of the Audit Committee and $5,000 for the Chairs of the other Committees. The amount for Ms. Carroll includes $2,000 for her attendance at two meetings of the Pension Committee as the Board’s representative to this managment Committee.

(2)	Directors receive an annual stock grant of 1,500 shares on the first of the month following the Annual Meeting of Shareholders. The grant date fair value of stock and option awards is based on their fair market value on the date of grant as determined under SFAS 123R. The assumptions used in calculating the fair market value under SFAS 123R are set forth in the Employee Stock and Incentive Plan footnote to the Company’s audited financial statements in the Company’s Annual Report on Form 10-K.

(3)	Consists of earnings on deferred compensation that are above-market (above 120% of the federal long-term rate).

(4)	As an officer of the Company, Mr. DeBenedictis does not receive any fees for his service on the Board of Directors.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements included in the Annual Report with management, including: the quality of the accounting principles, practices and judgments; the reasonableness of significant judgments; the clarity of disclosures in the financial statements; the integrity of the Company’s financial reporting processes and controls; and the selection and evaluation of the independent registered public accounting firm, including the review of all relationships between the independent registered public accounting firm and the Company.

     The Committee reviewed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles in the United States of America, their judgments as to the quality of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under auditing standards of the Public Company Accounting Oversight Board (including Statement on Auditing Standards No. 114). In addition, the Committee has discussed with the independent registered public accounting firm the firm’s independence from management and the Company, including the matters in the written disclosures required by Independence Standards Board Standard No. 1, and considered the compatibility of non-audit services with the accountants’ independence.

     The Committee discussed with the Company’s internal auditors and independent registered public accounting firm, the overall scope and plans for their respective audits. The Committee meets with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the SEC.

Respectfully submitted,

Richard L. Smoot, Chairman
William P. Hankowsky
Andrew J. Sordoni, III

     The foregoing reports of the Audit Committee and the Executive Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

(PROPOSAL NO. 2)

RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE COMPANY FOR THE 2008 FISCAL YEAR.

     The Audit Committee of the Board of Directors appointed PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accountants for the Company for the 2008 fiscal year. PricewaterhouseCoopers LLP has been the Company’s independent registered public accountants since 2000. The Board of Directors recommends that the Shareholders ratify the appointment.

      Although Shareholder ratification of the appointment of PwC is not required by law or the Company’s Bylaws, the Board of Directors believes that it is desirable to give our shareholders the opportunity to ratify the appointment. If the shareholders do not ratify the appointment of PwC, the Audit Committee will take this into consideration and may or may not consider the appointment of another independent registered public accountant for the Company for 2008 or for future years. Even if the appointment of PwC is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm during the year if the Audit Committee determines such a change would be in the best interests of the Company. Representatives of PwC are expected to be present at the Annual Meeting of Shareholders, will have the opportunity to make a statement at the meeting if they desire to do so, and will be available to respond to appropriate questions.

     PwC has informed us that they are not aware of any independence-related relationships between their firm and us other than the professional services discussed in “Services and Fees” below.

     Under the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent registered public accountants. As a result, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accountants in order to assure that such services do not impair the auditor’s independence from the Company. The Audit Committee has established a procedure to pre-approve all auditing and non-auditing fees proposed to be provided by the Company’s independent registered public accountants prior to engaging the accountants for that purpose. Consideration and approval of such services occurs at the Audit Committee’s regularly scheduled meetings. All fees were approved by the Audit Committee for 2007 fiscal year.

SERVICES AND FEES

     The following table presents the fees paid to PwC for professional services rendered with respect to the 2007 fiscal year and 2006 fiscal year:

	Fiscal Year
	2007	2006
Audit Fees (1)	$1,237,305	$1,516,599
Audit-Related Fees	—	—
Tax Fees (2)	28,000	26,000
All Other Fees (3)	3,000	3,090
Total	$1,268,305	$1,545,689
____________________

(1)	Represents fees for any professional services provided in connection with the audit of the Company’s annual financial statements (including the audit of internal control over financial reporting), reviews of the Company’s interim financial statements included in Form 10-Qs, audits of the Company’s subsidiaries and services in connection with the issuance of securities.

(2)	Represents fees for any professional services in connection with the review of the Company’s federal and state tax returns and advisory services for other tax compliance, tax planning and tax advice.

(3)	Represents software licensing fees for accounting research tools and disclosure checklists.

     The Board of Directors recommends that the shareholders vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the 2008 fiscal year.

SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

     Shareholders may submit proposals, which are proper subjects for inclusion in the Company’s proxy statement and form of proxy (“Proxy Materials”) for consideration at an Annual Meeting of Shareholders, by following the procedures prescribed by Rule 14a-8(e) of the SEC. To be eligible for inclusion in the Company’s Proxy Materials relating to the 2009 Annual Meeting of Shareholders, proposals must be submitted in writing and received by the Company at the address below no later than December 12, 2008.

     In addition, a shareholder of the Company may wish to propose business to be considered at an Annual Meeting of Shareholders, but not to have the proposed business included in the Company’s Proxy Materials relating to that meeting. Section 3.17 of the Company’s Bylaws requires that the Company receive written notice of business that a shareholder wishes to present for consideration at the 2009 Annual Meeting of Shareholders (other than matters included in the Company’s Proxy Materials pursuant to the preceding paragraph) no earlier than January 25, 2009 nor later than February 24, 2009. The notice must meet certain other requirements set forth in Section 3.17 of the Company’s Bylaws. Copies of the Company’s Bylaws can be obtained by submitting a written request to the Secretary of the Company at the address below.

     Proposals, notices and requests for a copy of our Bylaws should be addressed as follows:

Roy H. Stahl
Secretary
Aqua America, Inc.
762 W. Lancaster Avenue
Bryn Mawr, PA 19010

PROCEDURES FOR NOMINATING OR RECOMMENDING FOR
NOMINATION CANDIDATES FOR DIRECTOR

     Nominations for election of directors may be made at the Annual Meeting by any shareholder entitled to vote for the election of directors, provided that written notice (the “Notice”) of the shareholder’s intent to nominate a director at the meeting is filed with the Secretary of the Company prior to the Annual Meeting in accordance with provisions of the Company’s Articles of Incorporation and Bylaws.

     Section 4.13 of the Company’s Bylaws requires the Notice to be received by the Secretary of the Company not less than 14 days nor more than 50 days prior to any meeting of the shareholders called for the election of directors, with certain exceptions. These notice requirements do not apply to nominations for which proxies are solicited under applicable regulations of the SEC. The Notice must contain or be accompanied by the following information:

(1)	the name and residence of the shareholder who intends to make the nomination;

(2)	a representation that the shareholder is a holder of record of voting stock and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the Notice;

(3)	such information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to the SEC’s proxy rules had each nominee been nominated, or intended to be nominated, by the management or the Board of Directors of the Company;

(4)	a description of all arrangements or understandings among the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; and

(5)	the consent of each nominee to serve as a director of the Company if so elected.

     Pursuant to the above requirements, appropriate Notices in respect of nominations for directors for the 2008 Annual Meeting must be received by the Secretary of the Company no later than May 1, 2008.

     In addition, the Corporate Governance Committee of our Board of Directors will consider candidates for director recommended by shareholders under certain circumstances. Recommendations of candidates by shareholders should be submitted to the Chairman of the Corporate Governance Committee at least 120 days before the date on which the Company first mailed its Proxy Materials for the prior year’s Annual Meeting of Shareholders – that is, with respect to the 2009 Annual Meeting, no later than December 9, 2008.

CONSIDERATION OF DIRECTOR CANDIDATES

     The Corporate Governance Committee identifies, evaluates and recommends director candidates to our Board of Directors for nomination. The process followed by our Corporate Governance Committee to identify and evaluate director candidates includes requests to current directors and others for recommendations, meetings from time to time to evaluate potential candidates and interviews of selected candidates.

     In considering candidates for director, the Corporate Governance Committee will consider the candidates’ personal abilities and qualifications, independence and the diversity of their background, expertise and experience in fields and disciplines relevant to the Company. In addition, candidates should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated and be selected based upon contributions that they can make to the Company. The Corporate Governance Committee considers all of these qualities when selecting, subject to ratification by our Board of Directors, candidates for director.

     Shareholders may recommend individuals to our Corporate Governance Committee for consideration as potential director candidates by following the procedures set forth above under “Procedures for Nominating or Recommending for Nomination Candidates for Director.” The Corporate Governance Committee will evaluate shareholder-recommended candidates in the same manner as it evaluates candidates recommended by others.

COMMUNICATIONS WITH THE COMPANY OR INDEPENDENT DIRECTORS

     The Company receives many shareholder suggestions which are not in the form of proposals. All are given careful consideration. We welcome and encourage your comments and suggestions. Your correspondence should be addressed as follows:

Roy H. Stahl
Secretary
Aqua America, Inc.
762 W. Lancaster Avenue
Bryn Mawr, PA 19010

     In addition, shareholders or other interested parties may communicate directly with the independent directors or the presiding independent director by writing to the address set forth below. The Company will review all such correspondence and provide any comments along with the full text of the shareholder’s or other interested party’s communication to the independent directors or the presiding independent director.

The Independent Directors or Presiding Independent Director
Aqua America, Inc.
c/o Secretary
762 W. Lancaster Avenue
Bryn Mawr, PA 19010

ADDITIONAL INFORMATION

     The Company will provide without charge, upon written request, a copy of the Company’s Annual Report on Form 10-K for 2007, Corporate Governance Guidelines, Committee Charters and Code of Ethical Business Conduct. Please direct your requests to Investor Relations Department, Aqua America, Inc., 762 W. Lancaster Avenue, Bryn Mawr, PA 19010.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities (a 10% Shareholder), to file reports of ownership and changes in ownership with the SEC. Officers, directors and 10% Shareholders are required by the SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it during 2007, the Company believes that all filings required to be made by the reporting persons were made on a timely basis.

OTHER MATTERS

     The Board of Directors is not aware of any other matters which may come before the meeting. However, if any further business should properly come before the meeting, the persons named in the enclosed proxy will vote upon such business in accordance with their judgment.

By Order of the Board of Directors,

ROY H. STAHL
Secretary
April 7, 2008

762 W. LANCASTER AVENUE BRYN MAWR, PA 19010
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time the day before the meeting date. Have your proxy card in hand when you access the Web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Aqua America, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	AQUAA1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
AQUA AMERICA, INC.
Board of Directors recommends that you vote
FOR all nominees for Director and
FOR Proposal 2.
1.	Election of Directors
Nominees:
	01)	Mary C. Carroll
	02)	Constantine Papadakis
	03)	Ellen T. Ruff

For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

O	O	O

		For	Against	Abstain

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accountants for the Company for the 2008 fiscal year.	O	O	O

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting.	O	O

THIS PROXY MUST BE SIGNED EXACTLY AS NAME APPEARS HEREIN.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ADMISSION TICKET

This is your admission ticket to the Aqua America, Inc. Annual Meeting of Shareholders to be held May 15, 2008, at 10:00 a.m., Eastern Daylight Time, at the Drexelbrook Banquet Facility & Corporate Events Center, Drexelbrook Drive & Valley Road, Drexel Hill, Pennsylvania 19026, located within the Drexelbrook Community. Please present this original ticket for admission at the registration table.

For shareholders who hold shares through a brokerage firm, bank or other holder of record, your ticket is the copy of the latest account statement showing your Aqua America, Inc. stock balance. Please present the account statement at the registration table at the Annual Meeting. You will not, however, be entitled to vote the shares at the Annual Meeting, unless you obtained a legal proxy from your broker, bank or other shareholder of record and bring this to the meeting. A copy of the account statement is not sufficient for this purpose.

DIRECTIONS TO DREXELBROOK BANQUET FACILITY AND CORPORATE EVENTS CENTER

From Schuylkill Expressway (I-76): Exit at City Line Avenue, Route 1 South. Travel South on Route 1 for 8.4 miles, passing Route 30 and West Chester Pike (Route 3). Turn left onto Burmont Road (St. Dorothy’s Church is on the left). Turn right at the first light onto State Road. Drive 4/10 of a mile, and turn left onto Wildell Road. Jog left at the stop sign, then turn right at the entrance to Drexelbrook. Turn left, the Drexelbrook facility is located on the right.

From I-476 (Blue Route): Take exit 5 (Springfield-Lima, Route 1). Take Route 1 North towards Springfield for two miles. Bear right at the 5th traffic light onto State Road (A gas station is on the left). Drive 4/10 of a mile, and turn right onto Wildell Road at the flashing lights. Turn left at the stop sign, then turn right at the entrance to Drexelbrook. Turn left, the Drexelbrook facility is located on the right.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are also available at http://ir.aquaamerica.com/

PROXY

AQUA AMERICA, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

AQUA AMERICA, INC.

Proxy for Annual Meeting of Shareholders, May 15, 2008

The undersigned hereby appoints Roy H. Stahl, David P. Smeltzer and Robert A. Rubin, or a majority of them or any one of them acting singly in absence of the others, with full power of substitution, the proxy or proxies of the undersigned, to attend the Annual Meeting of Shareholders of Aqua America, Inc., to be held at the Drexelbrook Banquet and Corporate Events Center, Drexelbrook Drive & Valley Road, Drexel Hill, Pennsylvania 19026, located within the Drexelbrook Community, at 10:00 a.m., Eastern Daylight Time, on Thursday, May 15, 2008 and any adjournments thereof, and, with all powers the undersigned would possess, if present, to vote all shares of Common Stock of the undersigned in Aqua America, Inc. including any shares held in the Dividend Reinvestment Plan of Aqua America, Inc. as designated on the reverse side.

The proxy when properly executed will be voted in the manner directed herein by the undersigned. If the proxy is signed, but no vote is specified, this proxy will be voted: FOR the nominees listed in Proposal 1 on the reverse side, FOR the ratification of PricewaterhouseCoopers LLP as the independent registered public accountants for the Company in Proposal 2, and in accordance with the proxies’ discretion upon other matters properly coming before the meeting and any adjournments thereof.

PLEASE MARK, SIGN, DATE AND PROPERLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE, OR VOTE ELECTRONICALLY THROUGH THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS SET OUT ON THE PROXY CARD.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE